Exhibit 1.1
PLANET FITNESS MASTER ISSUER LLC
Series 2024-1 5.765% Fixed Rate Senior Secured Notes, Class A-2-I
Series 2024-1 6.237% Fixed Rate Senior Secured Notes, Class A-2-II

PURCHASE AGREEMENT
June 6, 2024
Guggenheim Securities, LLC
as Representative of the several
Initial Purchasers named in Schedule I attached hereto

c/o Guggenheim Securities, LLC
330 Madison Avenue
New York, New York 10017

Ladies and Gentlemen:
Planet Fitness Master Issuer LLC, a special-purpose Delaware limited liability company (the “Master Issuer”) and an indirect, wholly-owned subsidiary of Planet Fitness Holdings, LLC, a New Hampshire limited liability company (the “Manager”), proposes, upon the terms and conditions stated herein, to issue and sell to the Initial Purchasers named in Schedule I hereto (the “Initial Purchasers”), two series of senior secured notes, (i) the Series 2024-1 5.765% Fixed Rate Senior Secured Notes, Class A-2-I Notes (the “Series 2024-1 Class A-2-I Notes”) in an aggregate principal amount of $425,000,000 and (ii) the Series 2024-1 6.237% Fixed Rate Senior Secured Notes, Class A-2-II Notes (the “Series 2024-1 Class A-2-II Notes” and, together with the Series 2024-1 Class A-2-I Notes, the “Offered Notes”) in an aggregate principal amount of $375,000,000.
The Offered Notes (i) will have terms and provisions that are summarized in the Pricing Disclosure Package (as defined below) and (ii) are to be issued pursuant to an Amended and Restated Base Indenture, dated as of February 10, 2022 (the “Existing Base Indenture” and, as supplemented by Supplement No. 1 to A&R Base Indenture, to be dated as of the Closing Date, the “Base Indenture”), and a series supplement thereto, to be dated as of the Closing Date, (the “Series 2024-1 Supplement” and, together with the Base Indenture, the “Indenture”) each entered into between the Master Issuer and Citibank, N.A., a national banking association, as trustee (in such capacity, the “Trustee”) and as securities intermediary. The Master Issuer’s obligations under the Offered Notes will be jointly and severally irrevocably and unconditionally guaranteed (the “Guarantees”) by Planet Fitness SPV Guarantor LLC, a limited-purpose Delaware limited liability company (the “Holding Company Guarantor”), Planet Fitness Franchising LLC, a limited-purpose Delaware limited liability company (the “Franchisor”), Planet Fitness Assetco LLC, a special purpose Delaware limited liability company (“Planet

Fitness Assetco”) and Planet Fitness Distribution LLC, a special purpose Delaware limited liability company (the “Equipment Distributor” and, together with the Holding Company Guarantor, the Franchisor and Planet Fitness Assetco, the “Guarantors” and each a “Guarantor” and, together with the Master Issuer, the “Securitization Entities”), pursuant to a Guarantee and Collateral Agreement, dated as of August 1, 2018 (the “Initial Closing Date”), among the Guarantors and the Trustee (the “Guarantee and Collateral Agreement”). On the Initial Closing Date, certain Contributed Assets were contributed to the Securitization Entities (collectively, the “Initial Contribution Transactions”) pursuant to the contribution agreements entered into on the Initial Closing Date (the “Initial Closing Date Contribution Agreements”). On February 10, 2022, certain Contributed Assets were contributed to the Securitization Entities (collectively, the “2022 Contribution Transactions” and, together with the Initial Contribution Transactions, the “Contribution Transactions”) pursuant to the contribution agreements entered into on February 10, 2022 (the “2022 Closing Date Contribution Agreements” and, together with the Initial Closing Date Contribution Agreements, the “Contribution Agreements”). This Agreement is to confirm the agreement concerning the purchase of the Offered Notes from the Master Issuer by Guggenheim Securities, LLC, acting as representative (the “Representative”) of the several Initial Purchasers.
On the Initial Closing Date, (i) the Securitization Entities, the Manager and the Trustee entered into a Management Agreement, pursuant to which the Manager manages the assets and business of the Securitization Entities (as amended by the Management Agreement First Amendment, dated as of February 10, 2022, and by Amendment No. 2 to Management Agreement, to be dated as of the Closing Date, the “Management Agreement”), (ii) the Securitization Entities, the Manager, Midland Loan Services, a division of PNC Bank, National Association, as servicer (the “Servicer”), and the Trustee entered into a Servicing Agreement, pursuant to which the Servicer will service and administer the Offered Notes (as amended and restated pursuant to the Amended and Restated Servicing Agreement, dated as of February 10, 2022, the “Servicing Agreement”), (iii) the Securitization Entities, the Manager, the Servicer, FTI Consulting, Inc., as back-up manager (the “Back-Up Manager”), and the Trustee entered into a Back-Up Management and Consulting Agreement (as amended and restated pursuant to the Amended and Restated Back-Up Management Agreement, dated as of February 10, 2022, the “Back-Up Management Agreement”), pursuant to which the Back-Up Manager provides certain consulting and back-up management services to the Securitization Entities, the Servicer and the Trustee for the benefit of the Secured Parties and (iv) Holdco and the Trustee entered into a Parent Company Support Agreement (the “Parent Company Support Agreement”), pursuant to which Holdco agrees to guarantee the performance of certain obligations of the Manager under the Management Agreement and of each Transferor (as defined in the Parent Company Support Agreement) under the Contribution Agreements. On the Closing Date, the Management Agreement and the Parent Company Support Agreement will be amended, in each case, as set forth in Section 9 herein.
For purposes of this Agreement, (i) “Parent Companies” shall mean, collectively, Planet Fitness, Inc., a Delaware corporation (“Holdco”), Pla-Fit Holdings, LLC, a Delaware limited liability company (“Pla-Fit Holdings”), Planet Intermediate, LLC, a Delaware limited liability company (“Planet Intermediate”) and the Manager and (ii) “Planet Fitness Parties” shall mean, collectively, the Parent Companies and the Securitization Entities (each, a “Planet Fitness Party”).
For purposes of this Agreement, capitalized terms used but not defined herein shall have the meanings given to such terms in the “Certain Definitions” section of the Pricing Disclosure Package (as defined below).
1.Purchase and Resale of the Offered Notes. The Offered Notes will be offered and sold by the Master Issuer to the Initial Purchasers without registration under the Securities Act of 1933, as amended (the “1933 Act”), in reliance on an exemption pursuant to Section 4(a)(2) under the 1933 Act. The Planet Fitness Parties have prepared (i) a preliminary offering memorandum, dated May 31, 2024 (as amended or supplemented as of the Applicable Time (as defined below), the “Preliminary Offering Memorandum”) setting forth information regarding the Planet Fitness Parties and the Offered Notes, (ii) the investor presentation, dated May / June 2024, attached hereto as Exhibit 1 (the “Investor Presentation”), (iii) a pricing term sheet substantially in the form attached hereto as Schedule II (the “Pricing Term Sheet”) setting forth the terms of the Offered Notes and certain pricing, price-dependent or other information omitted from the Preliminary Offering Memorandum and (iv) a final offering memorandum to be dated prior to the Closing Date (as amended or supplemented, together with the Investor Presentation and the documents listed on Schedule III hereto, the “Final Offering Memorandum”), setting forth information regarding the Planet Fitness Parties and the Offered Notes. The Preliminary Offering Memorandum, the Pricing Term Sheet, the Investor Presentation and the communications and other documents and materials listed on Schedule III hereto are collectively referred to as the “Pricing Disclosure Package.” The Planet Fitness Parties hereby confirm that they have authorized the use of the Pricing Disclosure Package and the Final Offering Memorandum in connection with the offering and resale of the Offered Notes by the Initial Purchasers. “Applicable Time” means 3:34 P.M., New York City time, on the date of this Agreement.
All references in this Agreement to the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Final Offering Memorandum include, unless expressly stated otherwise, all documents, financial statements and schedules and other information contained, incorporated by reference or deemed incorporated by reference therein (and references in this Agreement to such information being “contained,” “included” or “stated” (and other references of like import) in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Final Offering Memorandum shall be deemed to mean all such information contained, incorporated by reference or deemed incorporated by reference therein, to the extent such information has not been superseded or modified by other information contained, incorporated by reference or deemed incorporated by reference therein). All documents filed (but not furnished to the Initial Purchasers, unless such furnished document is expressly incorporated by reference in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Final Offering Memorandum, as the case may be) with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934, as amended (the “1934 Act”) and so deemed to be included in the Preliminary Offering Memorandum, Pricing Disclosure

Package or the Final Offering Memorandum, as the case may be, or any amendment or supplement thereto are hereinafter referred to herein as the “Exchange Act Reports.”
It is understood and acknowledged that upon original issuance thereof, the Offered Notes (and all securities issued in exchange therefor or in substitution thereof) will bear legends substantially in the forms as set forth in the “Transfer Restrictions” section of the Pricing Disclosure Package and the Final Offering Memorandum (along with such other legends as the Master Issuer and their counsel deem necessary).
You have advised the Master Issuer that the Initial Purchasers intend to offer and resell (the “Exempt Resales”) the Offered Notes purchased by the Initial Purchasers hereunder on the terms set forth in each of the Pricing Disclosure Package and the Final Offering Memorandum, as amended or supplemented, solely (a) to persons whom the Initial Purchasers reasonably believe to be “qualified institutional buyers” (“QIBs”) as defined in Rule 144A under the 1933 Act (“Rule 144A”) and (b) outside of the United States, to persons who are not U.S. Persons (such persons, “Non-U.S. Persons”) as defined in Regulation S under the 1933 Act (“Regulation S”) in offshore transactions in reliance on Regulation S, in each case who have not been identified in writing by a Planet Fitness Party to Guggenheim Securities, LLC as either (x) competitors or (y) Tax-Restricted Affiliates (as defined in the Pricing Disclosure Package and the Final Offering Memorandum). As used in the preceding sentence, the terms “offshore transaction” and “United States” have the meanings assigned to them in Regulation S. Those persons specified in clauses (a) and (b) above are referred to herein as “Eligible Purchasers.”
2.Representations and Warranties of the Planet Fitness Parties. Each of the Planet Fitness Parties jointly and severally, represents and warrants, on and as of the date hereof and on and as of the Closing Date, as follows:
(a)When the Offered Notes and Guarantees are issued and delivered pursuant to this Agreement, such Offered Notes and Guarantees will not be of the same class (within the meaning of Rule 144A) as securities that are listed on a national securities exchange registered under Section 6 of the 1934 Act or that are quoted in a United States automated inter-dealer quotation system.
(b)Assuming the accuracy of your representations and warranties in Section 3(b) of this Agreement, the purchase and resale of the Offered Notes pursuant to this Agreement (including pursuant to the Exempt Resales) are exempt from the registration requirements of the 1933 Act.
(c)No form of general solicitation or general advertising within the meaning of Regulation D under the 1933 Act (including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) (each, a “General Solicitation”) was used by the Planet Fitness Parties, any of their respective affiliates, any of their respective representatives or any person acting on any of their behalf (other than the Initial Purchasers and their affiliates and any of their respective representatives, as to whom the Planet Fitness Parties make no representation) in connection with the offer and sale of the Offered Notes.
(d)No directed selling efforts within the meaning of Rule 902 under the 1933 Act were used by the Planet Fitness Parties or any of their respective affiliates or any of their respective representatives (other than the Initial Purchasers and their respective affiliates or any of their respective representatives, as to whom the Planet Fitness Parties make no representation) with respect to Offered Notes sold outside the United States to Non-U.S. Persons, and each of the Planet Fitness Parties, their respective affiliates and their respective representatives or any person acting on any of their behalf (other than the Initial Purchasers and their respective affiliates and representatives, as to whom the Planet Fitness Parties make no representation) has complied with and will implement the “offering restrictions” required by Rule 902 under the 1933 Act.
(e)Each of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum, each as of its respective date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the 1933 Act.
(f)None of the Planet Fitness Parties nor any other person acting on behalf of any Planet Fitness Party (other than the Initial Purchasers and their respective affiliates or any of their respective representatives, as to whom the Planet Fitness Parties make no representation) has offered or sold any securities in a manner that would be integrated with the offering of the Offered Notes contemplated by this Agreement pursuant to the 1933 Act, the rules and regulations thereunder or the interpretations thereof by the Commission.
(g)The Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum have been prepared by the Planet Fitness Parties for use by the Initial Purchasers in connection with the Exempt Resales. No order or decree preventing the use of the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Final Offering Memorandum, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the 1933 Act, has been issued, and no proceeding for that purpose has commenced or is pending or, to the knowledge of any Planet Fitness Party, is contemplated.
(h)The Pricing Disclosure Package did not, as of the Applicable Time, and will not, as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in the Pricing Disclosure Package in reliance upon and in conformity with the Initial Purchaser Information (as defined in Section 8(e) below).
(i)The Final Offering Memorandum will not, as of its date and as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in the Final Offering Memorandum in reliance upon and in conformity with the Initial Purchaser Information.

(j)None of the Planet Fitness Parties has prepared, made, used, authorized, approved or distributed and will not, and will not cause or allow its agents or representatives to, prepare, make, use, authorize, approve or distribute any written communication (as defined in Rule 405 under the 1933 Act) that constitutes an offer to sell or a solicitation of an offer to buy the Offered Notes, or otherwise is prepared to market the Offered Notes, other than the Pricing Disclosure Package and the Final Offering Memorandum, without the prior consent of each Initial Purchaser, and each such written communication, the use of which has been previously consented to by each Initial Purchaser, is listed on Schedule III hereto.
(k)Each document listed in Schedule III hereto, when taken together with the Pricing Disclosure Package, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such document listed in Schedule III hereto in reliance upon and in conformity with the Initial Purchaser Information.
(l)The Exchange Act Reports, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the 1934 Act and the applicable rules and regulations of the Commission thereunder. The Exchange Act Reports did not, when filed with the Commission, contain an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(m)Each of the Planet Fitness Parties and each of its subsidiaries has been duly organized, is validly existing and in good standing as a corporation, limited liability company, as applicable, under the laws of its respective jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or limited liability company, as applicable, in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have (i) a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Securitization Entities or the Planet Fitness Parties taken as a whole or (ii) a material adverse effect on the performance by the Planet Fitness Parties of this Agreement, the Offered Notes, the Indenture or any of the other Related Documents or the consummation of any of the transactions contemplated hereby or thereby (collectively, clauses (i) and (ii), a “Material Adverse Effect”). Each of the Planet Fitness Parties has all corporate or limited liability company power and authority, as applicable, necessary to own or lease its properties and to conduct the businesses in which it is now engaged or contemplated in the Pricing Disclosure Package and the Final Offering Memorandum. Planet Fitness does not own or control, directly or indirectly, any corporation, limited liability company or other entity other than the Securitization Entities and, except for subsidiaries subsequently dissolved in the ordinary course of business, the subsidiaries listed in Exhibit 21.1 to Planet Fitness’ Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

(n)(i) Holdco has the debt capitalization as set forth in each of the Pricing Disclosure Package and the Final Offering Memorandum, and all of the issued and outstanding equity interests of the Manager have been duly authorized and validly issued and are fully paid and non-assessable.
(ii) The Master Issuer has an authorized capitalization as set forth in each of the Pricing Disclosure Package and the Final Offering Memorandum, and all of the issued and outstanding equity interests of the Master Issuer have been duly authorized and validly issued and are fully paid and non-assessable.
(iii) All of the outstanding shares of capital stock, membership interests or other equity interests of each of the Securitization Entities are owned, directly or indirectly, by the Manager, free and clear of all liens, security interests, mortgages, pledges, charges, equities, claims or restrictions on transferability or encumbrances of any kind (collectively, “Liens”), other than those Liens (i) imposed by the Indenture and the Related Documents, (ii) which constitute Permitted Liens or (iii) which result from transfer restrictions imposed by the 1933 Act or the securities or blue sky laws of certain jurisdictions.
(o)As of the Closing Date, the Master Issuer shall have all requisite limited liability company power and authority to execute, deliver and perform its obligations under the Indenture. As of the Closing Date, the Base Indenture, and the Series 2024-1 Supplement shall have been duly and validly authorized by the Master Issuer and upon their respective execution and delivery and, assuming due authorization, execution and delivery by the Trustee, will each constitute the valid and legally binding obligation of the Master Issuer, enforceable against the Master Issuer in accordance with its terms, except that such enforceability may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 3(b) of this Agreement, no qualification of the Indenture under the Trust Indenture Act of 1939, as amended, (the “Trust Indenture Act”) is required in connection with the offer and sale of the Offered Notes contemplated hereby or in connection with the Exempt Resales. When executed by the Master Issuer, the Base Indenture and the Series 2024-1 Supplement will conform in all material respects to the description thereof in each of the Pricing Disclosure Package and the Final Offering Memorandum.
(p)The Master Issuer has all requisite limited liability power and authority to execute, issue, sell and perform its obligations under the Offered Notes. As of the Closing Date, the Offered Notes shall be duly authorized by the Master Issuer and, when duly executed by the Master Issuer in accordance with the terms of the Indenture, assuming due authentication of the Offered Notes by the Trustee, upon delivery to the Initial Purchasers against payment therefor in accordance with the terms hereof, will be validly issued and delivered and will constitute valid and legally binding obligations of the Master Issuer entitled to the benefits of the Indenture, enforceable against the Master Issuer in accordance with their terms, except that the enforceability may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). When issued and delivered by the Master Issuer, the Offered Notes will conform in all material respects to the description thereof in each of the Pricing Disclosure Package and the Final Offering Memorandum.
(q)Each Guarantor had all requisite limited liability company power and authority to execute, deliver and perform its obligations under the Guarantee and Collateral Agreement on the Initial Closing Date. The Guarantee and Collateral Agreement has been duly and validly authorized, executed and delivered by each of the Guarantors in accordance with its terms and the Guarantee and Collateral Agreement constitutes valid and legally binding obligations of the Guarantors, enforceable against the Guarantors in accordance with its terms, except that the enforceability may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Guarantee and Collateral Agreement is effective to guarantee the obligations of the Master Issuer under the Offered Notes.
(r)Each of the Planet Fitness Parties, as applicable, had or shall have all required corporate or limited liability company power and authority, as applicable, to execute, deliver and perform its obligations under each Related Document to which it is a party on the Initial Closing Date or on or prior to the Closing Date, as applicable (other than the Offered Notes, the Indenture and the Guarantee and Collateral Agreement to the extent covered in Sections 2(o), (p) and (q)). Each of the Related Documents has, or shall have, been duly and validly authorized, executed and delivered by each of the Planet Fitness Parties (to the extent a party thereto) and constitutes or will constitute, as applicable, the valid and legally binding obligation of each of the Planet Fitness Parties (to the extent a party thereto) enforceable against each of the Planet Fitness Parties (to the extent a party thereto) in accordance with its terms, except that the enforceability may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and, as to rights of indemnification and contribution with respect to liabilities under securities laws, by principles of public policy. Each such Related Document conforms or will conform on the Closing Date, as applicable, in all material respects to the description thereof (if any) in each of the Pricing Disclosure Package and the Final Offering Memorandum.
(s)Each of the Planet Fitness Parties has all requisite corporate or limited liability company power and authority, as applicable, to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by each of the Planet Fitness Parties.
(t)(i) The issue and sale of the Offered Notes and the Guarantees, (ii) the execution, delivery and performance by the Planet Fitness Parties of the Offered Notes, the Guarantees, the Indenture, this Agreement and the other Related Documents (to the extent a party thereto), (iii) the application of the proceeds from the sale of the Offered Notes as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Final Offering Memorandum and (iv) the consummation of the transactions contemplated hereby and thereby, do not and will not on the Closing Date (A) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of any of the Planet Fitness Parties or any of their respective subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, credit agreement, security agreement, license, lease or other agreement or instrument (giving effect to any amendments or terminations thereof as contemplated by the Pricing Disclosure Package and the Final Offering Memorandum) to which the Planet Fitness Parties or any of their respective subsidiaries is a party or by which the Planet Fitness Parties or any of their respective subsidiaries is bound or to which any of the property or assets of any of the Planet Fitness Parties or any of their respective subsidiaries is subject, except for (1) Liens created by the Indenture or the other Related Documents and, (2) Permitted Liens, (B) result in any violation of the provisions of the charter, bylaws, certificate of formation or limited liability company agreement (or similar organizational documents) of any of the Planet Fitness Parties or (C) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over any of the Planet Fitness Parties or any of their respective subsidiaries or any of their respective properties or assets, except in the case of clauses (A) or (C) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(u)No consent, approval, authorization or order of, or filing, registration or qualification with any court or governmental agency or regulatory body having jurisdiction over any of the Planet Fitness Parties or any of their respective subsidiaries or any of their respective properties or assets is required for the issue and sale of the Offered Notes and the Guarantees, the execution, delivery and performance by any of the Planet Fitness Parties or any of their respective subsidiaries of the Offered Notes, the Guarantees, the 2024-1 Supplement, this Agreement and the other Related Documents (to the extent they are parties thereto), the application of the proceeds from the sale of the Offered Notes as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Final Offering Memorandum and the consummation of the transactions contemplated hereby and thereby, except for (A) such consents, approvals, authorizations, orders, filings, registrations or qualifications as shall have been obtained or made prior to the Closing Date or are permitted to be obtained or made subsequent to the Closing Date pursuant to the Indenture, (B) such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution and resale (including pursuant to the Exempt Resales) of the Offered Notes by the Initial Purchasers and (C) such consents, approvals, authorizations, orders, filings, registrations or qualifications, the failure of which to obtain could not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect.
(v)The historical consolidated financial statements of Holdco (including the related notes and supporting schedules) included or incorporated by reference in the Pricing Disclosure Package and the Final Offering Memorandum present fairly in all material respects the financial condition, results of operations and cash flows of the entities referred to therein, at the dates and for the periods indicated, and have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis throughout the periods involved. Subsequent to the dates as of which information is given in the Pricing Disclosure Package and the Final Offering Memorandum (exclusive of any supplement thereto), there shall not have been any material adverse change to the financial condition of Holdco as set out in such historical financial statements of Holdco. The interactive data files of Holdco included or incorporated by reference in the Pricing Disclosure Package and the Final Offering Memorandum present fairly in all material respects the information called for by, and have been prepared in accordance with, the Commission’s rules and guidelines applicable thereto. The pro forma consolidated financial statements and related notes thereto included under the captions “Historical System Summary of Holdco,” “Summary Historical Consolidated Financial Information and Other Data of Holdco” and elsewhere in the Pricing Disclosure Package and the Final Offering Memorandum present fairly in all material respects the information contained therein.
(w)At March 31, 2024, on a consolidated basis, Holdco would have the capitalization as set forth in the Pricing Disclosure Package and the Final Offering Memorandum under the caption “Capitalization of Holdco”.
(x)[Reserved].
(y)The financial measures and financial information and Net Cash Flow financial information included in the Pricing Disclosure Package and the Final Offering Memorandum has been derived from the quarterly noteholder statements of the Master Issuer in the manner described under and subject to the qualifications and limitations set forth under “Net Cash Flow of the Securitization Entities” and “Non-GAAP Financial Measures.”
(z)The Net Cash Flow included in the Pricing Disclosure Package and the Final Offering Memorandum has been prepared, in all material respects, on a basis consistent with the quarterly noteholder statements of the Master Issuer and gives effect to assumptions made on a reasonable basis and in good faith and present fairly in all material respects the Net Cash Flow. The non-GAAP financial measures that are presented in the Pricing Disclosure Package and the Final Offering Memorandum have been calculated based on amounts derived from the financial statements and books and records of the Planet Fitness Parties, the Master Issuer or the quarterly noteholder statements of the Master Issuer, and the Securitization Entities believe that any adjustments to such non-GAAP financial measures have a reasonable basis and have been made in good faith.
(aa)KPMG LLP, who have certified certain financial statements of Holdco and the Master Issuer, whose report appears in the Pricing Disclosure Package and the Final Offering Memorandum or is incorporated by reference therein and who have delivered the initial letters referred to in Sections 7(n) and 7(p) hereof, (x) are independent registered public accountants with respect to each of Holdco and its subsidiaries and the Master Issuer within the meaning of the 1933 Act and the applicable rules and regulations adopted by the Commission and the Public

Company Accounting Oversight Board and (y) was, as of the date of such report, and is, as of the date hereof, an independent public accounting firm with respect to the Planet Fitness Parties.
(bb)    Holdco maintains a system of internal control over financial reporting that has been designed by, or under the supervision of, Holdco’s principal executive and principal financial officers, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Holdco maintains internal controls sufficient to provide reasonable assurance that (i) records are maintained that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of Holdco and each of its subsidiaries (ii) transactions are recorded as necessary to permit preparation of Holdco’s consolidated financial statements in accordance with GAAP and that receipts and expenditures are being made only in accordance with authorizations of management and directors of Holdco and each of its subsidiaries and (iii) the unauthorized acquisition, use or disposition of the assets of Holdco and each of its subsidiaries that could have a material effect on the consolidated financial statements are prevented or timely detected. The auditors’ report regarding the last audited financial statements of Holdco and its subsidiaries included in the Pricing Disclosure Package included no qualification regarding internal control. Since the date of the last audited or reviewed financial statements of Holdco and its subsidiaries included in the Pricing Disclosure Package, (A) Holdco has not been advised of or become aware of any fraud that involves management or other employees who have a significant role in the internal control over financial reporting of Holdco and each of its subsidiaries taken as a whole or that is otherwise material to Holdco taken as a whole; and (B) there have been no significant changes in the internal control over financial reporting of Holdco and each of its subsidiaries that have materially affected or are reasonably likely to materially affect the internal control of Holdco and each of its subsidiaries taken as a whole over financial reporting.
(cc)    (i) Holdco maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by Holdco in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to management of Holdco, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure to be made; and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.
(dd)    Since December 31, 2023, the date of the most recent balance sheet of Holdco and its consolidated subsidiaries audited by KPMG LLP (the “Audit Date”), the audit committee of the board of directors of Holdco has not been advised of or become aware of (i) any significant deficiencies in the design or operation of internal control over financial reporting, that could reasonably be expected to materially and adversely affect the ability of Holdco or any of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal control over financial reporting, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal control over financial reporting of any of Holdco and each of its subsidiaries or that is otherwise material to Holdco and each of its subsidiaries.
(ee)    The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates” incorporated by reference in the Preliminary Offering Memorandum contained in the Pricing Disclosure Package and the Final Offering Memorandum accurately describes, in all material respects (i) the accounting policies that Holdco believes are the most important in the portrayal of the financial condition and results of operations of Holdco and each of its subsidiaries and that require management’s most difficult, subjective or complex judgments; (ii) the judgments and uncertainties affecting the application of critical accounting policies; and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.
(ff)    There is and has been no material failure on the part of Holdco and any of Holdco’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.
(gg)    Except as described in each of the Pricing Disclosure Package and the Final Offering Memorandum, since the Audit Date, none of the Planet Fitness Parties nor any of their respective subsidiaries has (i) sustained any loss or interference with its business or properties from fire, explosion, flood, earthquake, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or court or governmental action, order or decree, (ii) issued or granted any securities, other than pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans, as applicable, (iii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iv) entered into any transaction not in the ordinary course of business, (v) declared or paid any dividend on its capital stock and/or (vi) since the Audit Date, there has not been any change in the capital stock or limited liability company interests, as applicable, or long-term debt of any of the Planet Fitness Parties or any of their respective subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity or limited liability company interests, as applicable, properties, management, business or prospects of any of the Planet Fitness Parties or any of their respective subsidiaries, except in the case of clauses (i) through (vi) above, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(hh)    Each of the Planet Fitness Parties and each of their respective subsidiaries has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it, in each case free and clear of all Liens, except for (i) Permitted Liens, (ii) such Liens as are described in the Pricing Disclosure Package and the Final Offering Memorandum and (iii) such Liens as would not have a Material Adverse Effect. All material assets held under lease by the Planet Fitness Parties are held by the relevant entity under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made of such assets by the relevant entity, except that such enforceability may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
(ii)    Each of the Guarantee and Collateral Agreement and the Base Indenture is, as of the Closing Date, effective to create a valid and continuing Lien on the Collateral in favor of the Trustee on behalf of and for the benefit of the Secured Parties, which Lien on the Collateral has been perfected to the extent recognized by applicable law (subject to any exceptions described in the Pricing Disclosure Package and the Final Offering Memorandum) and is prior to all other Liens (other than Permitted Liens), and will be enforceable as such as against creditors of and purchasers from the Master Issuer and the Guarantors in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing. Except as described in the Pricing Disclosure Package and the Final Offering Memorandum, and that are otherwise set forth in the Base Indenture, the Guarantee and Collateral Agreement or any other Related Document, the Master Issuer and the Guarantor will have received all consents and approvals required by the terms of the Collateral in order to pledge the Collateral to the Trustee under the Indenture and under the Guarantee and Collateral Agreement.
(jj)    The Contribution Transactions were consummated in all material respects to the extent and in accordance with the terms and conditions set forth in the Pricing Disclosure Package, the Final Offering Memorandum and the Contribution Agreements.
(kk)    Other than the security interests granted to the Trustee under the Base Indenture and the Guarantee and Collateral Agreement or any other Related Documents, after giving effect to the application of the proceeds of the Offered Notes, none of the Planet Fitness Parties nor any of their respective subsidiaries shall have pledged, assigned, sold or granted as of the Closing Date a security interest in the Collateral.
(ll)    All action necessary (including the filing of UCC-1 financing statements) to protect and evidence the Trustee’s security interest in the Collateral in the United States has been duly and effectively taken (as described in, and subject to any exceptions set forth in, the Base Indenture and the Guarantee and Collateral Agreement). No security agreement, financing statement, equivalent security or lien instrument or continuation statement authorized by any Planet Fitness Parties or any of their respective subsidiaries and listing such person as debtor covering all or any part of the Collateral is on file or of record in the United States and Canada except (i) in respect of Permitted Liens or (ii) such as may have been or may be (as applicable) filed, recorded or made by such Person in favor of the Trustee on behalf of the Secured Parties in connection with the Base Indenture and the Guarantee and Collateral Agreement, and no such person has authorized any such filing.
(mm)    Each Planet Fitness Party and their respective subsidiaries has such permits, licenses, registrations, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Pricing Disclosure Package and the Final Offering Memorandum, except for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Planet Fitness Party and each of their respective subsidiaries has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Planet Fitness Parties nor any of their respective subsidiaries has received notice of any revocation or modification of any such Permits or has any reason to believe that any such Permits will not be renewed in the ordinary course, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(nn)    (i) Each of the Planet Fitness Parties and each of their respective subsidiaries owns or possesses adequate rights to use all patents, inventions, invention disclosures and industrial designs, trademarks, service marks, trade names, logos, designs, slogans and other indicia of origin (including all goodwill arising therefrom), copyrights, works of authorship (whether or not copyrightable) and design rights, rights in software (whether in source code or object code), data, databases, data collections, systems and technology, rights of privacy and publicity, rights in social media identifiers, usernames and accounts, know-how, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures and all other intellectual, proprietary or industrial property rights, and all registrations, applications for registration or issuance, recordings, renewals, and extensions of or relating to any of the foregoing (collectively, the “Intellectual Property”) used in or necessary for the conduct of their respective businesses and, except as would not reasonably be expected to have a Material Adverse Effect, none of the foregoing will be adversely affected by the consummation of the transactions contemplated hereby; provided, however, for the avoidance of doubt, the foregoing shall not be deemed to constitute a representation or warranty with respect to infringement or other violation of Intellectual Property rights of third parties, which are exclusively addressed below in clause (v); (ii) the Franchisor exclusively owns and possesses free and clear of all Liens (other than Permitted Liens) all Intellectual Property described in the Pricing Disclosure Package and the Final Offering Memorandum as being owned by it or that is otherwise purported to be owned by it (“Securitization Intellectual Property”); (iii) all of the registrations and applications included in the Securitization Intellectual Property are valid, enforceable, subsisting, unexpired and have not been abandoned in any applicable jurisdiction, except where such expiration or abandonment would not reasonably be expected to result in a Material Adverse Effect; (iv) there are no third parties who own or possess any right, title or interest in or to any material Securitization Intellectual Property, except as specifically disclosed in the Pricing Disclosure Package and the Final Offering Memorandum; (v) there is and has been no infringement, dilution, misappropriation or other violation (A) by third parties of any Securitization Intellectual Property or (B) by any Planet Fitness Party (including by the operation of its respective business or its products or services) of any Intellectual Property rights of any third party, except as specifically disclosed in the Pricing Disclosure Package or the Final Offering Memorandum or as would not reasonably be expected to have a Material Adverse

Effect; and (vi) except as specifically disclosed in the Pricing Disclosure Package or the Final Offering Memorandum or as would not reasonably be expected to have a Material Adverse Effect, there is no pending action, suit, investigation, or proceeding against any Planet Fitness Party or, to the Planet Fitness Parties’ knowledge, threatened claim by others: (x) challenging the validity or enforceability of, or Planet Fitness Parties’ use of or rights in or to, any Securitization Intellectual Property, (y) alleging any violation of any applicable laws, regulations, policies or industry standards regarding data privacy, data security or personally identifiable information or data (including the Payment Card Industry Data Security Standards as promulgated by the Payment Card Industry Security Standards Counsel (the “PCI-DSS”)) or (z) asserting that any of the Planet Fitness Parties, the operation of their respective businesses or their products or services has infringed, diluted, misappropriated or otherwise violated or currently infringes, dilutes, misappropriates or otherwise violates, or would, upon the commercialization of any product or service of the Planet Fitness Parties or any of their subsidiaries described in the Pricing Disclosure Package or the Final Offering Memorandum as under development, infringe, dilute, misappropriate or otherwise violate, any Intellectual Property right of others.
(oo)    Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Planet Fitness Parties (x) have taken commercially reasonable measures consistent with industry standards to protect the confidentiality, integrity and availability of their material trade secrets, confidential information, personally identifiable information and data (including all of the foregoing included in the Securitization IP), and the integrity and availability of the Planet Fitness Parties’ information and operational technology (including digital channels such as the online website and mobile application); (y) are not aware of any past, ongoing or threatened security breach of the Planet Fitness Parties’ information or operational technology infrastructure (including technology infrastructure provided by third parties), or unauthorized access to or disclosure of the Planet Fitness Parties’ trade secrets, confidential information or data; and (z) are in material compliance with the applicable written, publicly-facing policies of the Planet Fitness Parties, contractual requirements (including PCI-DSS), and all applicable laws, industry standards, and regulations, in each case to the extent regarding data privacy, data security, personal data or confidential information.
(pp)    There are no legal or governmental proceedings pending to which any Planet Fitness Party or any of their respective subsidiaries is a party or of which any property or assets of any of the Planet Fitness Parties or any of their respective subsidiaries is the subject that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To each Planet Fitness Party’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.
(qq)    There is no contract or other document that would be required to be described in a registration statement filed by Holdco under the 1933 Act or filed as an exhibit to such registration statement of Holdco pursuant to Item 601(b)(10) of Regulation S-K that has not been described in, incorporated by reference in or filed as an exhibit to the Pricing Disclosure Package and the Final Offering Memorandum. The statements made in the Pricing Disclosure Package and the Final Offering Memorandum, insofar as they purport to constitute summaries of the terms of the contracts and other documents that are so described, constitute accurate summaries of the terms of such contracts and documents in all material respects.
(rr)    The statements made in the Pricing Disclosure Package and the Final Offering Memorandum under the captions “Description of the Offered Notes” and “Description of the Indenture and the Guarantee and Collateral Agreement,” insofar as they constitute a summary of the terms of the Offered Notes and the Indenture, and under captions “Description of the Securitization Entities,” “Description of Planet Fitness’ Business,” “Description of the Franchise Arrangements,” “Characteristics of Certain Franchise Stores and Corporate-Owned Stores,” “Description of the Manager and the Management Agreement,” “Description of the Servicer and the Servicing Agreement,” “Description of the Back-Up Manager and the Back-Up Management Agreement,” “Description of the Series 2022-1 Class A-1 Notes,” “Description of the Distribution Agreements and the Contribution Agreements,” “Description of the IP License Agreements,” “Certain Legal Aspects of the Franchise Agreements,” “Certain U.S. Federal Income Tax Consequences,” “Certain ERISA and Related Considerations,” “Additional Regulatory Considerations,” “Plan of Distribution,” “Risk Factors” and “Transfer Restrictions,” insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects; provided that no representation or warranty is made as to the Initial Purchaser Information (as defined in Section 8(e)).
(ss)    Except as would not reasonably be expected to result in a Material Adverse Effect, (A) each of the Planet Fitness Parties and each of their respective subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries; (B) all such policies of insurance of the Planet Fitness Parties and each of their respective subsidiaries are in full force and effect; (C) the Planet Fitness Parties and each of their respective subsidiaries are in compliance with the terms of such policies in all material respects; (D) none of the Planet Fitness Parties nor any of their respective subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; and (E) there are no claims by the Planet Fitness Parties or any of their respective subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. None of the Planet Fitness Parties nor any of their respective subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(tt)    No labor disturbance by or dispute with the employees of the Planet Fitness Parties or any of their respective subsidiaries exists or, to the knowledge of any Planet Fitness Party, is imminent, in each case that would reasonably be expected to have a Material Adverse Effect.

(uu)    The Planet Fitness Parties and their respective subsidiaries believe that they have taken the necessary actions to mitigate the risk that (i) employees, independent contractors and consultants of the Franchisees could be treated as joint employees of any Planet Fitness Party and/or (ii) the Planet Fitness Parties or any of their respective subsidiaries could be jointly or vicariously liable to or with any employee, independent contractor and consultant of the Franchisees with respect to any labor, employment, benefits or other matters except, in each case under clauses (i) and (ii), that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(vv)    None of the Planet Fitness Parties (i) is in violation of its certificate of formation, limited liability company agreement, charter or bylaws (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, security agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(ww)    Except as described in the Pricing Disclosure Package and the Final Offering Memorandum or as would not reasonably be expected to have a Material Adverse Effect, (i) there are no proceedings that are pending, or to the knowledge of the Planet Fitness Parties, threatened, against any of the Planet Fitness Parties or any of their respective subsidiaries under any laws (including common law), regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, human health, safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) the Planet Fitness Parties and their respective subsidiaries are not aware of any issues regarding compliance with Environmental Laws or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, and (iii) none of the Planet Fitness Parties and their respective subsidiaries anticipates expenditures relating to Environmental Laws.
(xx)    Each of the Planet Fitness Parties and each of their respective subsidiaries has filed all federal, state, local and foreign tax returns required to be filed through the date hereof, subject to permitted extensions (except in any case in which the failure to so file would not, individually or in the aggregate, have a Material Adverse Effect), and have paid or caused to be paid all taxes due pursuant to said returns, except (i) for such taxes as are being contested in good faith and by appropriate proceedings and for which adequate reserves have been set aside in accordance with GAAP or (ii) as would not, individually or in the aggregate, have a Material Adverse Effect. No tax deficiency has been determined adversely to the Planet Fitness Parties or any of their respective subsidiaries, nor does any Planet Fitness Party have any knowledge of any tax deficiencies that have been, or could reasonably be expected to be asserted against the Planet Fitness Parties or any of their respective subsidiaries, that could, individually or in the aggregate, be expected to have a Material Adverse Effect.
(yy)    Except where a failure to comply with any of the following would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (i) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)), other than a “multiemployer plan” within the meaning of Section 4001(c)(3) of ERISA, for which the Planet Fitness Parties or any member of its “Controlled Group” (defined as any organization that is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (C) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (D) none of the Planet Fitness Parties nor any member of their Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(c)(3) of ERISA); and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.
(zz)    Other than any restrictions under applicable law, no Guarantor is currently prohibited, directly or indirectly, from paying any dividends to its parent or to the Master Issuer, from making any other distribution on such Guarantor’s capital stock, limited liability company or other ownership interests, as applicable, from repaying to its parent or the Master Issuer any loans or advances to such Guarantor from its parent or the Master Issuer or from transferring any of such Guarantor’s property or assets to its parent or the Master Issuer, or any other subsidiary of its parent or the Master Issuer.
(aaa)    None of the Planet Fitness Parties nor any of their respective subsidiaries is, and after giving effect to the offer and sale of the Offered Notes and the application of the proceeds therefrom as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Final Offering Memorandum will be, an “investment company” as defined in Section 3(a)(1) of the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules and regulations of the Commission thereunder. The Master Issuer does not constitute a “covered fund” for purposes of the Volcker Rule promulgated under the Dodd-Frank Wall Street

Reform and Consumer Protection Act. Payments on the Offered Notes will not depend primarily on cash flow from self-liquidating financial assets within the meaning of Section 3(a)(79) of the 1934 Act.
(bbb)    The statistical and market-related data included in the Pricing Disclosure Package and the Final Offering Memorandum and the consolidated financial statements of Holdco, the Master Issuer and their respective subsidiaries included in the Pricing Disclosure Package and the Final Offering Memorandum are based on or derived from sources that are reliable in all material respects.
(ccc)    Such Planet Fitness Parties will take reasonable precautions designed to ensure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Securities Act) of any Offered Notes or any substantially similar security issued by any Planet Fitness Party, within six months subsequent to the date on which the distribution of the Offered Notes has been completed (as notified to the Master Issuer by the Initial Purchasers), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Offered Notes in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Securities Act, including any sales pursuant to Rule 144A under, or Regulation S of, the Securities Act.
(ddd)    Immediately after giving effect to the consummation of the transactions contemplated by this Agreement, each of the Planet Fitness Parties will be Solvent. As used in this Agreement, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of such relevant entity are not less than the total amount required to pay the liabilities of such relevant entity on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) the relevant entity is able to pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (iii)  the relevant entity is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature, (iv) the relevant entity is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such entity is engaged, and (v) the relevant entity is not otherwise insolvent under the standards set forth in any U.S. or non-U.S. federal, state or local statute, law or ordinance, or any judgment, decree, rule, regulation, order or injunction. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
(eee)    None of the Planet Fitness Parties nor any of their respective subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that could give rise to a valid claim against any of them or the Initial Purchasers for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Offered Notes.

(fff)    None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Offered Notes), will violate or result in a violation of Section 7 of the 1934 Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.
(ggg)    None of the Planet Fitness Parties nor any of their respective affiliates have taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization (within the meaning of Regulation M promulgated by the Securities and Exchange Commission) or manipulation (within the meaning of Section 9 of the 1934 Act) of the price of any security of the Master Issuer or any Guarantor in connection with the offering of the Offered Notes.
(hhh)    The Planet Fitness Parties and their respective affiliates have not taken, directly or indirectly, any action or omitted to take any action which may result in the loss by any of the Initial Purchasers of the ability to rely on any stabilization safe harbor provided by (i) Article 5 of the Market Abuse Regulation (596/2014) or (ii) the UK Financial Conduct Authority under s.137Q of the Financial Services and Markets Act 2000, as amended (“FSMA”).
(iii)    None of the Planet Fitness Parties nor any of their respective subsidiaries is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which could reasonably be expected to have a Material Adverse Effect.
(jjj)    None of the Planet Fitness Parties nor any of their respective subsidiaries, nor any director, officer, manager, member, agent, employee, affiliate or other person acting on behalf of such relevant entity, has (i) made any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any domestic governmental official, “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”)) or employee; (iii) violated or is in violation of any provision of the FCPA, the Bribery Act of 2010 of the United Kingdom or any applicable non-U.S. anti-bribery statute or regulation (collectively, the “Anti-Corruption Laws”); (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (v) received notice of any investigation, proceeding or inquiry by any governmental agency, authority or body regarding any of the matters in clauses (i) through (iv) above; and the Planet Fitness Parties and their respective subsidiaries and, to the knowledge of such relevant entity, the relevant entity’s affiliates, have conducted their respective businesses in compliance with the applicable Anti-Corruption Laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
(kkk)    The operations of the Planet Fitness Parties and each of their respective subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting

Act of 1970, as amended, the money laundering statutes of all jurisdictions where the Planet Fitness Parties and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Planet Fitness Party or any of their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of such relevant entity, threatened.
(lll)    None of the Planet Fitness Parties nor any of their respective subsidiaries nor any director, officer, agent, employee, affiliate or other person acting on behalf of such relevant entity is currently the target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control and the U.S. Department of State, the United Nations Security Council, the European Union or any European Union member state, His Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority (collectively, “Sanctions”), nor is such relevant entity located, organized or resident in a country or territory that is, or whose government is, the subject or target of Sanctions (including at the time of this Agreement, Cuba, Iran, North Korea, Syria, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the non-government controlled areas of the Zaporizhzhia and Kherson regions of Ukraine, the Crimea region of Ukraine and Venezuela), or is owned or controlled by or acting under the direction of or on behalf of or for the benefit of any individual or entity that currently is the subject or target of any Sanctions; the Planet Fitness Parties and their respective subsidiaries, and their respective directors, officers, agents, employees, affiliates and other persons acting on behalf of such relevant entities are in compliance with all applicable Sanctions; and the Planet Fitness Parties and their respective subsidiaries (i) have implemented and maintain in effect policies and procedures intended to ensure compliance with applicable Sanctions and are in compliance with applicable Sanctions laws in all material respects, (ii) have not, to the knowledge of such relevant entity, received any notice that any violation of Sanctions is being or may be alleged, and (iii) will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in any country or territory, that currently is the subject or target of any Sanctions or in any other manner that would reasonably be expected to result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of Sanctions.
(mmm)    There are no transfer taxes or other similar taxes, fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance and sale by the Master Issuer and the Guarantors of the Offered Notes.
(nnn)    None of the Planet Fitness Parties nor any of their respective affiliates or representatives, have participated in a plan or scheme to evade the registration requirements of the 1933 Act through the sale of the Offered Notes pursuant to Regulation S.

(ooo)    None of the Planet Fitness Parties (i) party to any of the Related Documents is in breach of any of the Related Documents and (ii) has any knowledge that any other party to a material contract with a Securitization Entity is in default under such material contract, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(ppp)    No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act) contained in the Pricing Disclosure Package or the Final Offering Memorandum has been made without a reasonable basis or has been disclosed other than in good faith.
(qqq)    The Manager has provided (i) a 17g-5 Representation to each Rating Agency (as defined below); (ii) an executed copy of the 17g-5 Representation delivered to each Rating Agency has been delivered to the Representative; and (iii) each of the Planet Fitness Parties has complied in all material respects with each 17g-5 Representation. For purposes of this Agreement, “17g-5 Representation” means a written representation provided to each Rating Agency, which satisfies the requirements of Rule 17g-5(a)(3)(iii) of under the 1934 Act.
(rrr)    Each Securitization Entity is, and has always been since its formation, a single-member limited liability company formed in Delaware and properly organized under the laws of Delaware.
(sss)    Neither the Planet Fitness Parties nor any of their affiliates have made or will make an election within the meaning of Treasury Regulation § 301.7701-3 to classify any Securitization Entity as an association taxable as a corporation for United States federal income tax purposes.
(ttt)    All of the issued and outstanding limited liability company interests of the Holding Company Guarantor are owned by the Manager, and all such limited liability company interests are duly authorized and validly issued, fully paid and non-assessable and owned of record by the Manager, free and clear of all Liens.
(uuu)    All of the issued and outstanding limited liability company interests of the Master Issuer are owned by the Holding Company Guarantor, and all such limited liability company interests are duly authorized and validly issued, fully paid and non-assessable and owned of record by the Holding Company Guarantor, free and clear of all Liens.
(vvv)    All of the issued and outstanding limited liability company interests of each of the Franchisor, Planet Fitness Assetco and the Equipment Distributor are owned by the Master Issuer, and all such limited liability company interests are duly authorized and validly issued, fully paid and non-assessable and owned of record by the Master Issuer, free and clear of all Liens.
Any certificate signed by any officer of any Planet Fitness Party and delivered to the Representative or counsel for the Representative or any Planet Fitness Party in connection with the offering of the Offered Notes shall be deemed a representation and warranty by such

Planet Fitness Party, as to matters covered thereby, to the Initial Purchasers, and not a representation or warranty by the individual (other than in his or her official capacity).
3.Purchase of the Offered Notes by the Initial Purchasers; Agreements to Sell, Purchase and Resell.
(a)On the basis of the representations, warranties, covenants and agreements herein contained, and subject to the terms and conditions herein set forth, the Master Issuer agrees to sell to each Initial Purchaser and each Initial Purchaser, severally and not jointly, agrees to purchase from the Master Issuer, at a purchase price as agreed separately by each, in writing, among the Master Issuer and the Initial Purchasers, the principal amount of Offered Notes set forth opposite their respective names on Schedule I hereto.
(b)Each of the Initial Purchasers, severally and not jointly, hereby represents and warrants to the Master Issuer that it will offer the Offered Notes for sale upon the terms and conditions set forth in this Agreement, the Pricing Disclosure Package and the Final Offering Memorandum. Each of the Initial Purchasers, severally and not jointly, hereby represents and warrants to, and agrees with, the Master Issuer, on the basis of the representations, warranties and agreements of the Planet Fitness Parties, that such Initial Purchaser: (i) is a sophisticated investor with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Offered Notes; (ii) is purchasing the Offered Notes pursuant to a private sale exempt from registration under the 1933 Act; (iii) in connection with the Exempt Resales, will solicit offers to buy the Offered Notes only from, and will offer to sell the Offered Notes only to, the Eligible Purchasers in accordance with this Agreement and on the terms contemplated by the Pricing Disclosure Package and the Final Offering Memorandum; and (iv) will not offer or sell the Notes, nor has it offered or sold the Notes by, or otherwise engaged in, any General Solicitation and will not engage in any directed selling efforts within the meaning of Rule 902 under the 1933 Act, in connection with the offering of the Offered Notes. The Initial Purchasers have advised the Master Issuer that they will offer the Offered Notes to Eligible Purchasers at an initial price as set forth in Schedule II hereto, plus accrued interest, if any, from the date of issuance of the Offered Notes. Such price may be changed by the Initial Purchasers at any time without notice.
(c)Each Initial Purchaser, severally and not jointly, represents and warrants to the Planet Fitness Parties that:
(i)    (1) It has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Notes in, from or otherwise involving the United Kingdom; (2) it has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any of the Offered Notes, in circumstances in which Section 21(1) of the FSMA does not apply to the Master Issuer or any Guarantor; and (3) it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Offered Notes to any retail investor in the United Kingdom. For the purposes of this provision:

(a)the expression “retail investor” means a person who is one (or more) of the following:
1)a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of assimilated law in the UK by virtue of the European Union (Withdrawal) Act 2018 (as amended, including (but not limited to) by way of the Retained EU Law (Revocation and Reform) Act 2023) (the “EUWA”); or
2)a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of assimilated law in the UK by virtue of the EUWA; or
3)not a qualified investor as defined in the Regulation (EU) 2017/1129, as it forms part of assimilated law in the UK by virtue of the EUWA; and
(b)the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Offered Notes.
(ii)    It has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Offered Notes to any retail investor in the European Economic Area (the “EEA”). For the purposes of this provision:
(a)the expression “retail investor” means a person who is one (or more) of the following:
1)a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or
2)a customer within the meaning of Directive 2016/97/EU, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or
3)not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended); and
(b)the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Offered Notes.
(d)The Initial Purchasers have not and, prior to the later to occur of (A) the Closing Date and (B) completion of the distribution of the Offered Notes, will not, use, authorize use of, refer to or distribute any material in connection with the offering and sale of the Offered Notes other than (i) the Preliminary Offering Memorandum, the Pricing Disclosure Package, the Final Offering Memorandum and the documents listed on Schedule III hereto, (ii) any written communication that contains either (x) no “issuer information” (as defined in Rule 433(h)(2) under the 1933 Act) or (y) “issuer information” that was included in the Preliminary Offering Memorandum, the Pricing Disclosure Package, the Final Offering Memorandum or the documents listed on Schedule III hereto or (iii) any written communication prepared by such Initial Purchaser and approved by the Master Issuer (or the Manager on its behalf) in writing.
(e)Each Initial Purchaser hereby acknowledges that upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the 1933 Act, the Offered Notes (and all securities issued in exchange therefore or in substitution thereof) shall bear legends substantially in the forms as set forth in the “Transfer Restrictions” section of the Pricing Disclosure Package and the Final Offering Memorandum (along with such other legends as the Master Issuer and their counsel deem necessary).
Each of the Initial Purchasers understands that the Master Issuer and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 7(d), 7(j) and 7(k) hereof, counsel to the Master Issuer and counsel to the Initial Purchasers, will assume the accuracy and truth of the foregoing representations, warranties and agreements, and the Initial Purchasers hereby consent to such reliance.
4.Delivery of the Offered Notes and Payment Therefor. Delivery to the Representative on behalf of the Initial Purchasers of and payment for the Offered Notes shall be made at the office of Ropes & Gray LLP, at 10:00 A.M., New York City time, on June 12, 2024 (the “Closing Date”). The place of closing for the Offered Notes and the Closing Date may be varied by agreement between the Initial Purchasers and the Master Issuer.
The Offered Notes will be delivered to the accounts of the Representative, or the Trustee as custodian for The Depository Trust Company (“DTC”), against payment by or on behalf of the Representative of the purchase price therefor by wire transfer in immediately available funds, by causing DTC to credit the Offered Notes to the account of the Representative at DTC. The Offered Notes will be evidenced by one or more global securities with respect to each series in definitive form and will be registered in the name of Cede & Co. as nominee of DTC. The Offered Notes to be delivered to the Representative shall be made available to the Initial Purchasers in New York City for inspection and packaging not later than 10:00 A.M., New York City time, on the Business Day next preceding the Closing Date.
5.Agreements of the Planet Fitness Parties. The Planet Fitness Parties, jointly and severally, agree with the Initial Purchasers as follows:

(a)The Planet Fitness Parties will furnish to the Initial Purchasers, without charge, (i) as soon as practicable after the Applicable Time, such number of copies of the Preliminary Offering Memorandum as may then be amended or supplemented as the Initial Purchasers may reasonably request and (ii) within one Business Day of the date of the Final Offering Memorandum, such number of copies of the Final Offering Memorandum as may then be amended or supplemented as the Initial Purchasers may reasonably request; provided that such obligation may be satisfied by delivery of the Preliminary Offering Memorandum or the Final Offering Memorandum, as applicable, and any such amendments and supplements by electronic means, including by email delivery of a PDF file.
(b)The Planet Fitness Parties shall provide to the Initial Purchasers, without charge, during the period from the date of this Agreement until the earlier of (i) 180 days from the date of this Agreement and (ii) such date as of which all of the Offered Notes shall have been sold by the Initial Purchasers (such period, the “Offering Period”), as many copies of the Final Offering Memorandum and any supplements and amendments thereto, as the Initial Purchasers may reasonably request; provided that such obligation may be satisfied by delivery of the Final Offering Memorandum and any such amendments and supplements by electronic means, including by email delivery of a PDF file.
(c)The Planet Fitness Parties will prepare the Final Offering Memorandum in a form approved by the Representative and will not make any amendment or supplement to the Pricing Disclosure Package or to the Final Offering Memorandum of which the Representative shall not previously have been advised or to which they shall object in a timely manner after being so advised.
(d)The Planet Fitness Parties will (i) advise the Representative promptly of (x) any Commission order preventing or suspending the use of the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Final Offering Memorandum or (y) any suspension of the qualification of the Offered Notes or the Guarantees for offering or sale in any jurisdiction and of the initiation or threatening of any proceeding for any such purpose, and (ii) use best efforts to prevent the issuance of any such order preventing or suspending the use of the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Final Offering Memorandum or suspending any such qualification and, if any such suspension is issued, to obtain the lifting thereof at the earliest possible time.
(e)Each of the Planet Fitness Parties consents to the use of the Pricing Disclosure Package and the Final Offering Memorandum in accordance with the securities or Blue Sky laws of the jurisdictions in which the Offered Notes are offered by the Initial Purchasers and by all dealers to whom Offered Notes may be sold, in connection with the offering and sale of the Offered Notes; provided that in connection therewith, none of the Planet Fitness Parties shall be required to (i) qualify as a foreign corporation or limited liability company in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(f)If, at any time prior to the end of the Offering Period, any event occurs or information becomes known that, in the judgment of any Planet Fitness Party or in the opinion of counsel for the Representative, should be set forth in the Pricing Disclosure Package or the Final Offering Memorandum so that the Pricing Disclosure Package or the Final Offering Memorandum, as then amended or supplemented, does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Pricing Disclosure Package or the Final Offering Memorandum in order to comply with any law, the Planet Fitness Parties will promptly prepare an appropriate supplement or amendment thereto, and will expeditiously furnish to the Initial Purchasers a reasonable number of copies thereof.
(g)Promptly from time to time, the Planet Fitness Parties shall take such action as the Representative may reasonably request to qualify the Offered Notes for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Representative may request, to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Offered Notes and to arrange for the determination of the eligibility for investment of the Offered Notes under the laws of such jurisdictions as the Representative may reasonably request; provided that in connection therewith, none of the Planet Fitness Parties shall be required to (i) qualify as a foreign corporation, limited liability company or partnership in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.
(h)For a period commencing on the date hereof and ending on the 180th day after the date of the Final Offering Memorandum, the Planet Fitness Parties agree not to, directly or indirectly, (i) offer for sale, sell, or otherwise dispose of (or enter into any transaction or device that is designed to, or would be expected to, result in the disposition by any person at any time in the future of) any debt securities of any Planet Fitness Party substantially similar to the Offered Notes (“Similar Debt Securities”) or securities convertible into or exchangeable for Similar Debt Securities, sell or grant options, rights or warrants with respect to Similar Debt Securities or securities convertible into or exchangeable for Similar Debt Securities, (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Similar Debt Securities whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Similar Debt Securities or other securities, in cash or otherwise, (iii) file or cause to be filed a registration statement, including any amendments, with respect to the registration of Similar Debt Securities or securities convertible, exercisable or exchangeable into Similar Debt Securities or (iv) publicly announce an offering of any Similar Debt Securities or securities convertible or exchangeable into Similar Debt Securities, in each case without the prior written consent of the Representative; provided that this Section 5(h) shall not apply to any advances made from time to time pursuant to the Class A-1 Note Purchase Agreement, dated as of February 10, 2022, by and among the Securitization Entities, the Manager, certain Conduit Investors, certain Financial

Institutions, certain Funding Agents, and ING Capital LLC, as L/C Provider and Swingline Lender and Administrative Agent.
(i)So long as any of the Offered Notes are outstanding, the Planet Fitness Parties will furnish at their expense to the Representative, and, upon request, to holders of the Offered Notes and prospective purchasers of the Offered Notes, the information required by Rule 144A(d)(4) under the 1933 Act (if any).
(j)The Master Issuer will apply the net proceeds from the sale of the Offered Notes to be sold by the Master Issuer hereunder substantially in accordance with the description set forth in the Pricing Disclosure Package and the Final Offering Memorandum under the caption “Use of Proceeds.”
(k)The Planet Fitness Parties and their respective affiliates will not take, directly or indirectly, any action designed to or that has constituted or that could cause the stabilization or manipulation of the price of any security of the Planet Fitness Parties in connection with the offering of the Offered Notes.
(l)Each Planet Fitness Party will not, and will not permit any of its respective affiliates (as defined in Rule 144) to, resell any of the Offered Notes that have been acquired by any of them, except for Offered Notes purchased by any of the Planet Fitness Parties or any of their respective affiliates and resold in a transaction registered under the 1933 Act or in accordance with Rule 144 or other applicable exemption under the 1933 Act.
(m)The Planet Fitness Parties will use their best efforts to permit the Offered Notes to be eligible for clearance and settlement in the United States through DTC and in Europe through Euroclear Bank, S.A./N.V., or Clearstream Banking, société anonyme.
(n)The Planet Fitness Parties will not, and will cause their respective affiliates and representatives not to, engage in any “directed selling efforts” within the meaning of Rule 902 under the 1933 Act.
(o)The Planet Fitness Parties will, and will cause their respective affiliates and representatives to, comply with and implement the “offering restrictions” required by Rule 902 under the 1933 Act.
(p)The Planet Fitness Parties agree not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the 1933 Act) that would be integrated with the sale of the Offered Notes in a manner that would require the registration under the 1933 Act of the sale to the Initial Purchasers or the Eligible Purchasers of the Offered Notes. The Planet Fitness Parties will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the 1933 Act), of any Offered Notes or any substantially similar security issued by any Planet Fitness Party, within one hundred eighty (180) days subsequent to the date on which the distribution of the Offered Notes has been completed (as notified to the Master Issuer by the Representative) is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Offered Notes in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the 1933 Act, including any sales pursuant to Rule 144A under, or Regulations D or S of, the 1933 Act.
(q)The Master Issuer and the Guarantors agree to comply with all agreements set forth in the representation letters of the Master Issuer and the Guarantors to DTC relating to the approval of the Offered Notes by DTC for “book entry” transfer.
(r)The Planet Fitness Parties will do and perform all things required to be done and performed under this Agreement by them prior to the Closing Date in order to satisfy all conditions precedent to the Initial Purchasers’ obligations hereunder to purchase the Offered Notes.
(s)During the Offering Period, the Planet Fitness Parties will not solicit any offer to buy from or offer to sell to any person any Offered Notes except through the Representative. To the extent that the Offering Period continues beyond the Closing Date, the Representative will provide the Master Issuer and the Manager written notice of the conclusion of the Offering Period.
(t)The Planet Fitness Parties (i) have completed on or prior to the Closing Date all filings and other similar actions required in connection with the creation and perfection of security interests in the Collateral as and to the extent required by the Indenture, the Offered Notes, the Guarantees and the other Related Documents and (ii) shall complete all filings and other similar actions required in the future in connection with the creation and perfection or maintenance of security interests in the Collateral as and to the extent required by the Indenture, the Offered Notes, the Guarantees and the other Related Documents.
(u)The Planet Fitness Parties, any of their respective affiliates or representatives will not engage in any General Solicitation in connection with the offer and sale of the Offered Notes.
(v)The Planet Fitness Parties will take such steps as shall be necessary to ensure that no such Planet Fitness Party becomes required to register as an “investment company” within the meaning of such term under the 1940 Act.
(w)No Planet Fitness Party will take any action which would result in the loss by any Initial Purchaser of the ability to rely on any stabilization safe harbor provided by applicable law or regulation. Each Planet Fitness Party hereby authorizes the Initial Purchasers to make such public disclosure of information relating to stabilization as is required by applicable law, regulation and guidance.
(x)To the extent that the ratings to be provided with respect to the Offered Notes as set forth in the Pricing Disclosure Package by each of S&P Global Ratings or any successor thereto (“S&P”) and Kroll Bond Rating Agency, LLC or any successor thereto (“KBRA”) (each, a “Rating Agency”) are conditional upon the furnishing of documents or the taking of any other actions by Planet Fitness Parties or any of their respective affiliates, the Planet Fitness Parties and any of their respective affiliates agree to furnish such documents and take any such other action that is requested by each Rating Agency.
(y)The Planet Fitness Parties have consented to and consent to the use by the Initial Purchasers of (i) the Pricing Disclosure Package, the Final Offering Memorandum and the documents listed on Schedule III hereto, (ii) any written communication that contains either (x) no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) or (y) “issuer information” that was included (including through incorporation by reference) in the Preliminary Offering Memorandum or any documents listed on Schedule III hereto, (iii) any written communication prepared by such Initial Purchaser and approved by the Master Issuer in writing, or (iv) any written communication that contains only the terms of the Offered Notes and/or other information that was included (including through incorporation by reference) in the Pricing Disclosure Package or the Final Offering Memorandum.
(z)The Manager shall comply, and shall cause the Master Issuer to comply, in all material respects with Rule 17g-5 under the 1934 Act and the 17g-5 Representation.
6.Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Planet Fitness Parties, jointly and severally, agree, to pay all reasonable expenses, costs, fees and taxes incident to and in connection with: (a) the preparation, printing and distribution of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum (including, without limitation, financial statements and exhibits and one or more versions of the Preliminary Offering Memorandum and the Final Offering Memorandum) and all amendments and supplements thereto (including the fees, disbursements and expenses of the Planet Fitness Parties’ accountants, experts and counsel); (b) the preparation, printing (including, without limitation, word processing and duplication costs) and delivery of this Agreement, the Indenture, the Offered Notes and any other Related Documents executed or to be executed in connection with the issuance and sale of the Offered Notes, all Blue Sky memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection therewith and with the Exempt Resales; (c) the issuance and delivery by the Master Issuer of the Offered Notes and any taxes payable in connection therewith; (d) the qualification of the Offered Notes for offer and sale under the securities or Blue Sky laws of the several states, Canada and any other foreign jurisdictions as the Representative may designate (including, without limitation, the reasonable fees and disbursements of the Initial Purchasers’ counsel relating to such registration or qualification); (e)  the furnishing of such copies of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested for use in connection with the Exempt Resales; (f) the preparation of certificates for the Offered Notes (including, without limitation, printing and engraving thereof); (g) the fees and expenses of the accountants and other experts incurred in connection with the delivery of the comfort letters and “agreed upon procedures” letters to the Representative pursuant to the terms of this Agreement; (h) the reasonable fees, disbursements and expenses of outside legal counsel to the Representative, the fees of outside accountants, the costs of any diligence service, and the fees of any other third party service provider or advisor retained by the Representative; (i) the custody of the Offered Notes and the approval of the Offered Notes by DTC for “book-entry” transfer (including reasonable fees and expenses of counsel for the Initial Purchasers); (j) the rating of the Offered Notes; (k) the obligations of the Trustee, the Servicer, any agent of the Trustee or the Servicer and the counsel for the Trustee or the Servicer in connection with the Indenture, the Offered Notes or the other Related Documents; (l) the performance by the Planet Fitness Parties of their other obligations under this Agreement and under the other Related Documents which are not otherwise specifically provided for in this Section 6; (m) all travel expenses (including expenses related to chartered aircraft) of the Representative and Planet Fitness Parties’ officers and employees and any other expenses of the Representative, the Planet Fitness Parties in connection with attending or hosting meetings with prospective purchasers of the Offered Notes, and expenses associated with any “road show” presentation to potential investors (including any electronic “road show” presentations); (n) compliance with Rule 17g-5 under the 1934 Act; and (o) all sales, use and other taxes (other than income taxes) related to the transactions contemplated by this Agreement, the Indenture, the Offered Notes or the other Related Documents.
7.Conditions to the Initial Purchasers’ Obligations. The respective obligations of the Initial Purchasers hereunder are subject to the accuracy, when made and on and as of the Closing Date, of the representations and warranties of the Planet Fitness Parties contained herein, to the performance by the Planet Fitness Parties and each of their respective obligations hereunder, and to each of the following additional terms and conditions:
(a)The Final Offering Memorandum (and any amendments or supplements thereto) shall have been printed and copies distributed to the Initial Purchasers as promptly as practicable on or following the date of this Agreement or at such other date and time as to which the Initial Purchasers may agree.
(b)The Representative shall not have discovered and disclosed to the Planet Fitness Parties on or prior to the Closing Date that the Pricing Disclosure Package, the Final Offering Memorandum, or any amendment or supplement to any of the foregoing, contains an untrue statement of a fact which, in the opinion of the Representative after consultation with counsel, is material or omits to state a fact which, in the opinion of such counsel, is material and is necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading.
(c)All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Offered Notes, the Indenture, the other Related Documents, the Pricing Disclosure Package and the Final Offering Memorandum, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Representative, and the Planet Fitness Parties shall have furnished to such counsel all documents and information that they may request to enable them to pass upon such matters.
(d)The Representative shall have received one or more opinions and a negative assurance letter of Ropes & Gray LLP, counsel to the Planet Fitness Parties, each addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Representative and its counsel, which opinions shall include the relevant opinions set forth on Exhibit 2-A hereto.
(e)The Representative shall have received an opinion of in-house counsel to the Planet Fitness Parties, addressed to the Initial Purchasers and dated the Closing Date, in form and substance satisfactory to the Representative and its counsel, which opinion shall include the opinions set forth on Exhibit 2-B hereto.
(f)The Representative shall have received one or more opinions from Larkin Hoffman Daley & Lindgren Ltd., as franchise counsel to the Planet Fitness Parties, each addressed to the Initial Purchasers and dated as of the Closing Date, in form and substance satisfactory to the Representative and its counsel, which opinions shall include the relevant opinions set forth on Exhibit 2-C hereto.
(g)The Representative shall have received an opinion from Dentons US LLP, as counsel to the Trustee, addressed to the Initial Purchasers and dated as of the Closing Date, in form and substance satisfactory to the Representative and its counsel, which opinion shall include the relevant opinion set forth on Exhibit 2-D hereto.
(h)The Representative shall have received an opinion and negative assurance letter from Eversheds Sutherland, as counsel to the Servicer, and an opinion of in-house counsel to the Servicer, each addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Representative and its counsel, which opinions shall include the relevant opinions set forth on Exhibit 2-E hereto.
(i)The Representative shall have received an opinion of Andrascik & Tita LLC, as counsel to the Back-Up Manager, addressed to the Initial Purchasers and dated as of the Closing Date, in form and substance satisfactory to the Representative and its counsel, which opinion shall include the relevant opinions set forth on Exhibit 2-F hereto.
(j)The Representative shall have received one or more opinions from Richards, Layton & Finger, P.A., as Delaware counsel, each addressed to the Initial Purchasers and dated as of the Closing Date, in form and substance satisfactory to the Representative and its counsel, which opinions shall include the relevant opinions set forth on Exhibit 2-G hereto.
(k)The Representative shall have received one or more opinions from Devine, Millimet & Branch, Professional Association, as New Hampshire counsel, and Cassels Brock & Blackwell LLP, as Canadian counsel, each addressed to the Initial Purchasers and dated as of the Closing Date, in form and substance satisfactory to the Representative and its counsel, which opinions shall include the relevant opinions set forth on Exhibits 2-H and 2-I hereto, respectively.
(l)The Representative shall have received from White & Case LLP, counsel for the Initial Purchasers, such opinions and negative assurance letter, dated as of the Closing Date, with respect to the issuance and sale of the Offered Notes, the Pricing Disclosure Package, the Final Offering Memorandum and other related matters as the Representative may reasonably require, and the Planet Fitness Parties shall have furnished to such counsel such documents and information as such counsel reasonably requests for the purpose of enabling them to pass upon such matters.
(m)In addition to the other opinions and letters provided for in this Section 7, the Representative shall have been provided with any other opinions that have been addressed to each Rating Agency in connection with the transactions contemplated herein, and such opinions will be addressed to the Initial Purchasers.
(n)At the time of execution of this Agreement, the Representative shall have received from KPMG LLP, a “comfort letter” (the “Holdco Initial Letter”), in form and substance reasonably satisfactory to the Representative, addressed to the Initial Purchasers and dated the date hereof (i) confirming that they are independent public accountants with respect to Holdco and its subsidiaries within the meaning of the 1933 Act and the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board and are in compliance with the applicable requirements relating to the qualification of accountants under Rule-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Pricing Disclosure Package, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and (iii) covering such other matters as are ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.
(o)With respect to the Holdco Initial Letter delivered to the Representative concurrently with the execution of this Agreement, KPMG LLP shall have furnished to the Representative a “bring-down letter” of such accountants, addressed to the Initial Purchasers and dated the Closing Date (i) confirming that they are independent public accountants with respect to Holdco and its subsidiaries within the meaning of the 1933 Act and the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the Closing Date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in each of the Pricing Disclosure Package or the Final Offering Memorandum, as of a date not more than three days prior to the date of the Closing Date), the conclusions and findings of such firm with respect to the financial information and other matters covered by the Holdco Initial Letter, and (iii) confirming in all material respects the conclusions and findings set forth in the Holdco Initial Letter.
(p)[Reserved.]
(q)[Reserved.]
(r)At the time of execution of this Agreement, the Representative shall have received from Grant Thornton LLP a letter or letters (collectively, the “Initial AUP Letter”), in form and substance satisfactory to the Initial Purchasers, addressed to the Initial Purchasers and dated the date hereof, concerning certain agreed-upon procedures performed in respect of the information presented in the Pricing Disclosure Package (including the Investor Model Runs (as defined in Schedule III hereto)).
(s)At the Closing Date, the Representative shall have received from Grant Thornton LLP a letter or letters (collectively, the “Final AUP Letter”), in form and substance satisfactory to the Initial Purchasers, addressed to the Initial Purchasers and dated the Closing Date, concerning certain agreed-upon procedures performed in respect of the information presented in the Final Offering Memorandum.
(t)(i) None of the Planet Fitness Parties shall have sustained, since the Audit Date, any material loss or interference with its business or properties from fire, explosion, flood, earthquake, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, other than as set forth in the Pricing Disclosure Package and the Final Offering Memorandum (exclusive of any supplement thereto); and (ii) subsequent to the dates as of which information is given in the Pricing Disclosure Package and the Final Offering Memorandum (exclusive of any supplement thereto), there shall not have been any change in the capital stock or limited liability company interests, as applicable, or long-term debt of any of the Planet Fitness Parties or any of their respective subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity or limited liability company interests, as applicable, properties, management, business or prospects of any of the Planet Fitness Parties or any of their respective subsidiaries, individually or taken as a whole, the effect of which, in any such case described above, is, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the offering, sale or delivery of the Offered Notes on the terms and in the manner contemplated in the Pricing Disclosure Package and the Final Offering Memorandum.
(u)Each of the Planet Fitness Parties shall have furnished or caused to be furnished to the Representative dated as of the Closing Date a certificate of Tom Fitzgerald, Chief Financial Officer of Holdco, or other officers reasonably satisfactory to the Representative, as to such matters as the Initial Purchasers may reasonably request, including, without limitation, certifications substantially in the form set forth on Schedule IV hereto (subject to such modifications as reasonably agreed to by the Representative).
(v)Subsequent to the Applicable Time there shall not have occurred any of the following: (i) downgrading of the rating accorded to Holdco’s or the Manager’s debt securities by any “nationally recognized statistical rating organization,” as the term is defined in Section 3(a)(62) of the 1934 Act or (ii) any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of Holdco or the Manager. The Representative shall have received a letter from each of (i) KBRA stating that the Offered Notes have received a rating of not less than “BBB” and (ii) S&P stating that the Offered Notes have received a rating of not less than “BBB”, and each Rating Agency has provided a Rating Agency Confirmation with respect to the Series 2019-1 Senior Notes and the Series 2022-1 Senior Notes.

(w)The Offered Notes shall be eligible for clearance and settlement in the United States through DTC and in Europe through Euroclear Bank, S.A./N.V., or Clearstream Banking, société anonyme.
(x)The Planet Fitness Parties and the Trustee, to the extent a party thereto, shall have duly executed and delivered the Base Indenture, the Series 2024-1 Supplement, each Amendment (as defined in Section 9) to which it is a party and the Offered Notes.
(y)The Representative shall have received true and executed copies of each of the documents specified in clause (bb) of this Section 7.
(z)Subsequent to the Applicable Time there shall not have occurred any of the following: (i) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Representative will in the immediate future materially disrupt, the market for the securities of any Planet Fitness Party or securities in general; or (ii) trading on the NYSE, or Nasdaq shall have been suspended or been made subject to material limitations, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the NYSE, or Nasdaq or by order of the Commission or any other governmental authority having jurisdiction; or (iii) a banking moratorium has been declared by any state or federal authority or any material disruption in commercial banking or securities settlement or clearance services shall have occurred; or (iv) (A) there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States or (B) there shall have been any other calamity or crisis or any change in political, financial or economic conditions if the effect of any such event in (A) or (B), in the judgment of the Representative, makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Offered Notes, on the terms and in the manner contemplated by the Final Offering Memorandum or that, in the judgment of the Representative, could materially and adversely affect the financial markets or the markets for the Offered Notes and other debt securities.
(aa)There shall exist at and as of the Closing Date no condition that would constitute a default (or an event that with notice or the lapse of time, or both, would constitute a default) under the Indenture or a material breach under any of the other Related Documents as in effect at the Closing Date (or an event that with notice or lapse of time, or both, would constitute such a default or material breach). On the Closing Date, each of the Related Documents shall be in full force and effect, shall conform in all material respects to the description thereof contained in the Pricing Disclosure Package and the Final Offering Memorandum and shall not have been modified.
(bb)    Each of the Planet Fitness Parties shall have furnished to the Initial Purchasers a certificate, in form and substance reasonably satisfactory to the Representative, dated as of the Closing Date, of the Chief Financial Officer (or, if such entity has no Chief Financial Officer, of another Authorized Officer) of such entity that such entity will be Solvent immediately after the consummation of the transactions contemplated by this Agreement and the Related Documents.

(cc)    None of (i) the issuance and sale of the Offered Notes pursuant to this Agreement, (ii) the transactions contemplated by the Related Documents or (iii) the use of the Pricing Disclosure Package or the Final Offering Memorandum shall be subject to an injunction (temporary or permanent) and no restraining order or other injunctive order shall have been issued; and there shall not have been any legal action, order, decree or other administrative proceeding instituted or (to the knowledge of the Planet Fitness Parties) overtly threatened against the Planet Fitness Parties or the Initial Purchasers that could reasonably be expected to adversely impact the issuance of the Offered Notes or the Initial Purchasers’ activities in connection therewith or any other transactions contemplated by the Related Documents or the Pricing Disclosure Package.
(dd)    The Representative shall have received evidence reasonably satisfactory to the Representative and its counsel, that all UCC-1 financing statements and assignments and other instruments required to be filed on or prior to the Initial Closing Date or the Closing Date pursuant to the Related Documents have been or are being filed.
(ee)    The Representative shall have received evidence reasonably satisfactory to the Representative and its counsel that all conditions precedent to the issuance of the Offered Notes that are contained in the Indenture have been satisfied, including confirmation that the Rating Agency Condition with respect to the Offered Notes has been satisfied.
(ff)    The representations and warranties of each of the Planet Fitness Parties (to the extent a party thereto) contained in the Related Documents to which each of the Planet Fitness Parties is a party will be true and correct as of the Closing Date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct of such earlier date).
(gg)    On or prior to the Closing Date, the Master Issuer shall have furnished to the Initial Purchasers and the Trustee an executed notice of prepayment of the Series 2018-1 Class A-2-II Notes.
(hh)    On or prior to the Closing Date, the Planet Fitness Parties shall have furnished to the Initial Purchasers such further certificates and documents as the Representative may reasonably request.
All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Representative.
8.Indemnification and Contribution.
(a)Each of the Planet Fitness Parties shall, jointly and severally, indemnify and hold harmless each Initial Purchaser, its affiliates, directors, officers, employees and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (each, an “Initial Purchaser Indemnified Party”), against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable attorneys’ fees and any and all reasonable and documented expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Final Offering Memorandum or in any amendment or supplement thereto, (B) any Blue Sky application or other document prepared or executed by any of the Planet Fitness Parties (or based upon any information furnished by any of the Planet Fitness Parties) specifically for the purpose of qualifying any or all of the Offered Notes under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”) or (C) any materials or information used in connection with the marketing of the offering of the Offered Notes, including any “road show” or investor presentations made to investors by any of the Planet Fitness Parties (whether in person or electronically) and the documents and information listed on Schedule III hereto (all of the foregoing materials described in this clause (C), the “Marketing Materials”), (ii) the omission or alleged omission to state in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Final Offering Memorandum, or in any amendment or supplement thereto, or in any Blue Sky Application or in any Marketing Materials, any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) any act or failure to act or any alleged act or failure to act by any Initial Purchaser in connection with, or relating in any manner to, the Offered Notes or the offering contemplated hereby, and that is included as part of or referred to in any loss, claim, damage, liability or action or expense arising out of or based upon matters covered by clause (i) or (ii) above, or (iv) the violation of any securities laws (including without limitation the anti-fraud provision thereof) of any foreign jurisdiction in which the Offered Notes are offered; provided, however, that the Planet Fitness Parties will not be liable in any such case to the extent but only to the extent that it is determined in a final and unappealable judgment by a court of competent jurisdiction that any such loss, liability, claim, damage or expense arises directly and primarily out of or is based directly and primarily upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to any of the Planet Fitness Parties by or on behalf of the Initial Purchasers through either Representative expressly for use in the Preliminary Offering Memorandum, the Pricing Disclosure Package, the Final Offering Memorandum, amendment or supplement thereto, Blue Sky Application or Marketing Materials (as the case may be, which information is limited to the Initial Purchaser Information). The parties agree that such information provided by or on behalf of any Initial Purchaser through either Representative consists solely of the Initial Purchaser Information.
Each of the Planet Fitness Parties hereby agrees, jointly and severally, to indemnify and hold harmless each Initial Purchaser Indemnified Party, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable attorneys’ fees and any and all reasonable and documented expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any website maintained in compliance with Rule 17g-5 under the 1934 Act by or on behalf of any Planet Fitness Party in connection with the marketing of the offering of the Offered Notes.
Except as otherwise provided in Section 8(c), each of the Planet Fitness Parties agrees that it shall, jointly and severally, reimburse each Indemnified Party promptly upon demand for any documented legal or other expenses reasonably incurred by that Initial Purchaser Indemnified Party in connection with investigating or defending or preparing to defend against any losses, liabilities, claims, damages or expenses for which indemnity is being provided pursuant to this Section 8(a) as such expenses are incurred.
The foregoing indemnity agreement will be in addition to any liability which the Planet Fitness Parties may otherwise have, including but not limited to other liability under this Agreement.
(b)Each Initial Purchaser, severally and not jointly, shall indemnify and hold harmless each Planet Fitness Party, each of the officers, directors and employees of each Planet Fitness Party, and each other person, if any, who controls such Planet Fitness Party within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (each, a “Planet Fitness Indemnified Party”), against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable attorneys’ fees and any and all reasonable and documented expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Final Offering Memorandum or in any amendment or supplement thereto, (B) in any Blue Sky Application or (C) in any Marketing Materials, or (ii) the omission or alleged omission to state in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Final Offering Memorandum, or in any amendment or supplement thereto, in any Blue Sky Application or in any Marketing Materials any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to any of the Planet Fitness Parties by or on behalf of any Initial Purchaser through either Representative expressly for use in the Preliminary Offering Memorandum, the Pricing Disclosure Package, the Final Offering Memorandum, amendment or supplement thereto, Blue Sky Application or Marketing Materials (as the case may be, which information is limited to the Initial Purchaser Information; provided, however, that in no case shall any Initial Purchaser be liable or responsible for any amount in excess of the discount applicable to the Offered Notes to be purchased by such Initial Purchaser under this Agreement).

The foregoing indemnity agreement will be in addition to any liability which the Initial Purchasers may otherwise have, including but not limited to other liability under this Agreement.
(c)Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of any claims or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the claim or the commencement thereof (but the failure so to notify an indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Section 8 to the extent that it is not materially prejudiced due to the forfeiture of substantive rights or defenses as a result thereof or otherwise has notice of any such action, and in any event shall not relieve it from any liability that such indemnifying party may have otherwise than on account of the indemnity agreement hereunder). In case any such claim or action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate, at its own expense in the defense of such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that counsel to the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel reasonably satisfactory to such indemnified party to have charge of the defense of such action within a reasonable time after notice of commencement of the action, (iii) such indemnified party or parties shall have reasonably concluded, based on advice of counsel, that there may be legal defenses available to it or them which are different from or additional to those available to the indemnifying parties, or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both sets of parties by the same counsel would present a conflict due to actual or potential differing interests between them, in any of which events (i) through (iv) such fees and expenses shall be borne by the indemnifying parties and the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties; provided, however, that in no event will the indemnifying parties be liable for the fees and expenses of more than one counsel for the indemnified parties for any one action or related group of actions (together with any local counsel in any applicable jurisdiction). No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which indemnity or contribution may be or could have been sought by an indemnified party under this Section 8 (whether or not the indemnified party is an actual or potential party thereto), unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such claim, investigation, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of the indemnified party. No indemnifying party shall be liable for any settlement or compromise of, or consent to the entry of judgment with respect to, any such action or claim effected without its consent.
(d)In order to provide for contribution in circumstances in which the indemnification provided for in Section 8(a) through (c) is for any reason held to be unavailable (except for reasons set forth in the proviso to clause (a) or the last sentence of clause (c)) from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Planet Fitness Parties and the Initial Purchasers shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any reasonable and documented investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted), but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Planet Fitness Parties, any contribution received by the Planet Fitness Parties from persons, other than the Initial Purchasers, who may also be liable for contribution, including their directors, officers, employees and persons who control the Planet Fitness Parties within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as incurred to which the Planet Fitness Parties and one or more of the Initial Purchasers may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Planet Fitness Parties and the Initial Purchasers from the offering and sale of the Offered Notes under this Agreement or, if such allocation is not permitted by applicable law, in such proportions as are appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Planet Fitness Parties and the Initial Purchasers in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Planet Fitness Parties and the Initial Purchaser shall be deemed to be in the same proportion as the total proceeds from the offering and sale of the Offered Notes under this Agreement (net of discounts and commissions but before deducting expenses) received by the Planet Fitness Parties or their affiliates under this Agreement, on the one hand, and the discounts or commissions received by the Initial Purchasers under this Agreement, on the other hand, bear to the aggregate offering price to investors of the Offered Notes purchased under this Agreement, as set forth on the cover of the Final Offering Memorandum. The relative fault of each of the Planet Fitness Parties (on the one hand) and of the Initial Purchasers (on the other hand) shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Planet Fitness Parties or their affiliates or the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Planet Fitness Parties and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8(d) shall be deemed to include any documented legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any judicial, regulatory or other legal or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 8(d), (i) no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the discounts and commissions applicable to the Offered Notes resold by it to Eligible Purchasers under this Agreement exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8(d), (A) each of the Initial Purchaser Indemnified Parties other than the Initial Purchasers shall have the same rights to contribution as the Initial Purchasers, and (B) each director, officer or employee of the Planet Fitness Parties and each person, if any, who controls the Planet Fitness Parties within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Planet Fitness Parties, subject in each case of (A) and (B) to clauses (i) and (ii) of the immediately preceding sentence. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8(d) or otherwise. The obligations of the Planet Fitness Parties to contribute pursuant to this Section 8(d) shall be joint and several.
(e)The Initial Purchasers, severally and not jointly, confirm and the Planet Fitness Parties acknowledge and agree that (i) the statements with respect to the offering of the Offered Notes by the Initial Purchasers set forth in the third to last paragraph (relating to overallotment, stabilization and similar activities) of the section entitled “Plan of Distribution” in the Pricing Disclosure Package and the Final Offering Memorandum and (ii) the name of the Initial Purchasers set forth on the front and back cover page of the Preliminary Offering Memorandum and the Final Offering Memorandum constitute the only information concerning such Initial Purchasers furnished in writing to the Planet Fitness Parties by or on behalf of the Initial Purchasers specifically for inclusion in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum or in any amendment or supplement thereto or in any Blue Sky Application (the “Initial Purchaser Information”).
9.Consent. The Representative hereby agrees, in its capacity as holder of the Notes and Representative of the Initial Purchasers, to (i) the Supplemental No. 1 to A&R Base Indenture, to be dated as of the Closing Date, by and between the Master Issuer and Citibank, N.A., as Trustee and securities intermediary thereunder, (ii) Amendment No. 2 to Management Agreement, to be dated as of the Closing Date, by and among the Master Issuer, the Manager, the Guarantors and Citibank, N.A., as Trustee, (iii)  Amendment No. 1 to Parent Company Support Agreement, to be dated as of the Closing Date, by Holdco in favor of Citibank, N.A., (iv) the Amendment No. 1 to A&R Servicing Agreement, to be dated as of the Closing Date, by and among the Master Issuer, the Guarantors, the Manager, the Trustee and Midland Loan Services, a

division of PNC Bank, National Association, as servicer (the “Servicer”) and (v) the Omnibus Amendment and Reaffirmation Agreement, to be dated as of the Closing Date, by and among the Securitization Entities, the Manager, the Trustee, the Securities Intermediary, the Servicer, the Back-Up Manager and the Representative (the amendments identified in clauses (i) through (v) of this sentence being referred to herein collectively as the “Amendments” and each, as an “Amendment”).
10.Defaulting Initial Purchasers.
(a)If, on the Closing Date, any Initial Purchaser defaults in its obligations to purchase the Offered Notes that it has agreed to purchase under this Agreement, the remaining non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Offered Notes by the non-defaulting Initial Purchasers or other persons satisfactory to the Master Issuer on the terms contained in this Agreement. If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Offered Notes, then the Master Issuer shall be entitled to a further period of 36 hours within which to procure other persons reasonably satisfactory to the non-defaulting Initial Purchasers to purchase such Offered Notes on such terms. In the event that within the respective prescribed periods, the non-defaulting Initial Purchasers notify the Master Issuer that they have so arranged for the purchase of such Offered Notes, or the Master Issuer notifies the non-defaulting Initial Purchasers that it has so arranged for the purchase of such Offered Notes, either the non-defaulting Initial Purchasers or the Master Issuer may postpone the Closing Date for up to seven full Business Days in order to effect any changes that in the opinion of counsel for the Master Issuer or counsel for the Initial Purchasers may be necessary in the Pricing Disclosure Package, the Final Offering Memorandum or in any other document or arrangement, and the Master Issuer agrees to promptly prepare any amendment or supplement to the Pricing Disclosure Package or the Final Offering Memorandum that effects any such changes. As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto that, pursuant to this Section 10, purchases Offered Notes that a defaulting Initial Purchaser agreed but failed to purchase.
(b)If, after giving effect to any arrangements for the purchase of the Offered Notes of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and any persons procured by the Master Issuer as provided in paragraph (a) above, the aggregate principal amount of such Offered Notes that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Offered Notes, then the Master Issuer shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Offered Notes that such Initial Purchaser agreed to purchase hereunder plus such Initial Purchaser’s pro rata share (based on the principal amount of Offered Notes that such Initial Purchaser agreed to purchase hereunder) of the Offered Notes of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made; provided that the non-defaulting Initial Purchasers shall not be obligated to purchase more than 110% of the aggregate principal amount of Offered Notes that they agreed to purchase on the Closing Date pursuant to the terms of Section 3.

(c)If, after giving effect to any arrangements for the purchase of the Offered Notes of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and any persons procured by the Master Issuer as provided in paragraph (a) above, the aggregate principal amount of such Offered Notes that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Offered Notes, or if the Master Issuer shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Planet Fitness Parties, except that the Planet Fitness Parties will continue to be liable for the payment of expenses as set forth in Sections 6 and 15 except with respect to a defaulting Initial Purchaser and except that the provisions of Section 8 shall not terminate and shall remain in effect.
(d)Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Planet Fitness Parties or any non-defaulting Initial Purchaser for damages caused by its default.
11.Termination. The Representative shall have the right to terminate this Agreement at any time prior to the Closing Date, if, at or after the Applicable Time: (i) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Representative will in the immediate future materially disrupt, the market for the Master Issuer’s securities or securities in general; or (ii) trading on the NYSE or Nasdaq shall have been suspended or been made subject to material limitations, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the NYSE or Nasdaq or by order of the Commission or any other governmental authority having jurisdiction; or (iii) a banking moratorium has been declared by any state or federal authority or any material disruption in commercial banking or securities settlement or clearance services shall have occurred; or (iv) (A) there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States or (B) there shall have been any other calamity or crisis or any change in political, financial or economic conditions if the effect of any such event in (A) or (B), in the judgment of the Representative, makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Offered Notes, on the terms and in the manner contemplated by the Final Offering Memorandum; or (v) any of the events described in Sections 7(t) or 7(z) shall have occurred or the Initial Purchasers shall decline to purchase the Offered Notes for any reason permitted under this Agreement. Any notice of termination pursuant to this Section 11 shall be in writing.
12.Non-Assignability. None of the Planet Fitness Parties may assign its rights and obligations under this Agreement. No Initial Purchaser may assign its respective rights and obligations under this Agreement, except that an Initial Purchaser shall have the right to substitute any one of its affiliates as the purchaser of the Offered Notes that it has agreed to purchase hereunder (“Substituting Initial Purchaser”), by a written notice to the Master Issuer, which notice shall be signed by both the Substituting Initial Purchaser and such affiliate, shall contain such affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such affiliate of the accuracy with respect to it of the representations set forth in

Section 3. Upon receipt of such notice, wherever the word “Initial Purchaser” is used in this Agreement (other than in this Section 12), such word shall be deemed to refer to such affiliate in lieu of the Substituting Initial Purchaser.
13.Reimbursement of Initial Purchasers’ Expenses. If (a) the Master Issuer for any reason fails to tender the Offered Notes for delivery to the Initial Purchasers, or (b) the Initial Purchasers decline to purchase the Offered Notes for any reason permitted under this Agreement, the Planet Fitness Parties shall jointly and severally reimburse the Initial Purchasers for all reasonable and reasonably documented out-of-pocket expenses (including fees and disbursements of counsel for the Initial Purchasers) incurred by the Initial Purchasers in connection with this Agreement and the proposed purchase of the Offered Notes, and upon demand shall pay the full amount thereof to the Initial Purchasers. If this Agreement is terminated pursuant to Section 10 by reason of the default of one or more Initial Purchasers, the Planet Fitness Parties shall not be obligated to reimburse any defaulting Initial Purchaser on account of those expenses.
14.Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:
(a)if to any Initial Purchaser, to Guggenheim Securities, LLC, 330 Madison Avenue, New York, New York 10017, Attention: Structured Products Capital Markets (email: Cory.Wishengrad@guggenheimpartners.com; Marina.Pristupova@guggenheimpartners.com), with a copy to the General Counsel (email: GSLegal@guggenheimpartners.com) and with a copy to White & Case LLP, 1221 Avenue of the Americas, New York, New York 10020, Attention: David Thatch (email: dthatch@whitecase.com); and
(b)if to any of the Planet Fitness Parties, shall be delivered or sent by hand delivery, mail, overnight courier or facsimile transmission to Planet Fitness Inc., 4 Liberty Lane West, Hampton, New Hampshire 03842; Planet Fitness Master Issuer LLC, 4 Liberty Lane West, Floor 2, Hampton, New Hampshire 03842, Attention: General Counsel; Planet Fitness Holdings, LLC, 4 Liberty Lane West, Hampton, New Hampshire 03842, Attention: General Counsel; and with a copy to Ropes & Gray LLP, Prudential Tower, 800 Boylston Street, Boston, Massachusetts 02199-3600, Attention: Patricia Lynch, Esq. (email: patricia.lynch@ropesgray.com).
Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.
15.Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Planet Fitness Parties and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the representations, warranties, indemnities and agreements of the Planet Fitness Parties contained in this Agreement shall also be deemed to be for the benefit of the Initial Purchaser Indemnified Parties and, in the case of Section 8(b) only, the Planet Fitness Indemnified Parties. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.
16.Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of any of the Planet Fitness Parties and the Initial Purchasers contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Offered Notes and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.
17.Definition of the Terms “Business Day,” “Affiliate,” and “Subsidiary.” For purposes of this Agreement, (a) “Business Day” means any day on which the New York Stock Exchange, Inc. is open for trading, and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the 1933 Act.
18.Governing Law. This Agreement and any dispute, claim, controversy, disagreement, action or proceeding arising under or related to this Agreement, including the scope or validity of this provision shall be governed by and construed in accordance with the laws of the State of New York.
19.Submission to Jurisdiction and Venue. Each of the parties hereto hereby irrevocably and unconditionally:
a.submits for itself and its property in any legal action or proceeding relating to this Agreement or any of the transactions contemplated hereby, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;
b.consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
c.agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to any party hereto at its address set forth in Section 14 or at such other address of which such party shall have been notified pursuant thereto; and
d.agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 19 any special, exemplary, punitive or consequential damages.

Each of the Planet Fitness Parties and each of the Initial Purchasers agree that any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection that such party may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any suit, action or proceeding.
20.Waiver of Jury Trial. EACH OF THE PLANET FITNESS PARTIES AND THE INITIAL PURCHASERS HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
21.No Fiduciary Duty. The Planet Fitness Parties acknowledge and agree that (a) the purchase and sale of the Offered Notes pursuant to this Agreement, including the determination of the offering price of the Offered Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Planet Fitness Parties, on the one hand, and the several Initial Purchasers, on the other hand, (b) in connection with the offering, sale and the delivery of the Offered Notes and the process leading thereto, each Initial Purchaser and their respective representatives are and have been acting solely as a principal and is not the agent or fiduciary of any Planet Fitness Party, any of its respective subsidiaries or its respective stockholders, creditors, employees or any other party, (c) no Initial Purchaser or any of its respective representatives has assumed or will assume an advisory, agency or fiduciary responsibility in favor of any Planet Fitness Party with respect to the offering, sale and delivery of the Offered Notes or the process leading thereto (irrespective of whether such Initial Purchaser or its representative has advised or is currently advising the Planet Fitness Parties or any of their respective subsidiaries on other matters) and no Initial Purchaser or its respective representative has any obligation to the Planet Fitness Parties with respect to the offering of the Offered Notes except the obligations expressly set forth in this Agreement, (d) the Initial Purchasers and their respective affiliates and representatives may be engaged in a broad range of transactions that involve interests that differ from those of the Planet Fitness Parties, (e) any duties and obligations that the Initial Purchasers may have to the Planet Fitness Parties shall be limited to those duties and obligations specifically stated herein, and (f) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Offered Notes and the Planet Fitness Parties have consulted their own respective legal, accounting, regulatory and tax advisors to the extent they deemed appropriate. The Planet Fitness Parties hereby waive any claims that they each may have against the Initial Purchasers with respect to any breach of fiduciary duty in connection with the Offered Notes.
22.Counterparts. This Agreement may be executed in one or more counterparts, including by facsimile or other means of electronic communication (including PDF file, JPEG file, Adobe Sign or DocuSign), each of which so executed shall be deemed to be an original but all such counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart signature page of this Agreement by facsimile or any such electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement and shall have the same legal validity and enforceability as a manually executed signature to the fullest extent permitted by applicable law. Any electronically signed document delivered via email from a person purporting to be an authorized officer shall be considered signed or executed by such authorized officer on behalf of the applicable person and will be binding on all parties hereto to the same extent as if it were manually executed.
23.Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.
24.Severability. In case any provision of this Agreement shall be deemed invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
25.No Integration. This Agreement shall be separate and apart from, and shall not supersede, the engagement letter dated March 28, 2024 between Holdco and Guggenheim Securities, LLC, and the terms of the engagement letter shall remain in full force and effect, except to the extent provided therein.
26.Recognition of the U.S. Special Resolution Regimes.
(a)In the event that any Initial Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Initial Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)In the event that any Initial Purchaser that is a Covered Entity or a BHC Act Affiliate of such Initial Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Initial Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
For purposes of this Section 26, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing correctly sets forth the agreement among the Master Issuer, the Manager, the Parent Companies, the Guarantors and the Initial Purchasers, please indicate your acceptance in the space provided for that purpose below.

PLANET FITNESS MASTER ISSUER LLC

By:        /s/ Justin Vartanian
    Name: Justin Vartanian
    Title: General Counsel and Secretary

PLANET FITNESS HOLDINGS, LLC

By:        /s/ Justin Vartanian
    Name: Justin Vartanian
    Title: General Counsel and Secretary

PLANET FITNESS, INC.

By:        /s/ Justin Vartanian
    Name: Justin Vartanian
    Title: General Counsel and Secretary

PLANET FITNESS SPV GUARANTOR LLC

By:        /s/ Justin Vartanian
    Name: Justin Vartanian
    Title: General Counsel and Secretary

        Signature Page to Class A-2 Note Purchase Agreement

PLANET FITNESS FRANCHISING LLC

By:        /s/ Justin Vartanian
    Name: Justin Vartanian
    Title: General Counsel and Secretary

PLANET FITNESS DISTRIBUTION LLC

By:        /s/ Justin Vartanian
    Name: Justin Vartanian
    Title: General Counsel and Secretary

PLANET FITNESS ASSETCO LLC

By:        /s/ Justin Vartanian
    Name: Justin Vartanian
    Title: General Counsel and Secretary

PLANET INTERMEDIATE, LLC

By:        /s/ Justin Vartanian
    Name: Justin Vartanian
    Title: General Counsel and Secretary

PLA-FIT HOLDINGS, LLC

By:        /s/ Justin Vartanian
    Name: Justin Vartanian
    Title: General Counsel and Secretary

        Signature Page to Class A-2 Note Purchase Agreement

Accepted:
GUGGENHEIM SECURITIES, LLC

By___/s/ Cory Wishengrad_______
Name: Cory Wishengrad
Title: Senior Managing Director

Acting on behalf of itself and as Representative of the several Initial Purchasers

        Signature Page to Class A-2 Note Purchase Agreement

SCHEDULE I
Principal
Amount of
Series 2024-1 Class A-2-I Notes
to be
Initial Purchasers	Purchased
Guggenheim Securities, LLC	$403,750,000.00
ING Financial Markets LLC	21,250,000.00
Total	$425,000,000.00

Principal
Amount of
Series 2024-1 Class A-2-II Notes
to be
Initial Purchasers	Purchased
Guggenheim Securities, LLC	$356,250,000.00
ING Financial Markets LLC	18,750,000.00
Total	$375,000,000.00

SCHEDULE II

PRICING TERM SHEET

PLANET FITNESS MASTER ISSUER LLC
Master Issuer
Pricing Supplement dated June 6, 2024
to the Preliminary Offering Memorandum dated May 31, 2024

$425,000,000 SERIES 2024-1 5.765% FIXED RATE SENIOR SECURED NOTES, CLASS A-2-I $375,000,000 SERIES 2024-1 6.237% FIXED RATE SENIOR SECURED NOTES, CLASS A-2-II

Gross Proceeds to the Master Issuer:
Class A-2-I	$425,000,000
Class A-2-II	$375,000,000
Price to Investors:
Class A-2-I	100%
Class A-2-II	100%
Interest Rate:
Class A-2-I	5.765% per annum
Class A-2-II	6.237% per annum
Rating (S&P):	“BBB”
Rating (KBRA):	“BBB”
Trade Date:	June 6, 2024
Closing Date:	June 12, 2024 (T+4)
Initial Purchasers:	Guggenheim Securities, LLC; ING Financial Markets LLC

Anticipated Repayment Date:
Class A-2-I	Quarterly Payment Date occurring in June 2029
Class A-2-II	Quarterly Payment Date occurring in June 2034
Series 2024-1 Legal Final Maturity Date:	Quarterly Payment Date occurring in June 2054
First Quarterly Payment Date:	Quarterly Payment Date occurring in December 2024
First Interest Accrual Period:	The initial Interest Accrual Period for the Offered Notes will be the period from and including the Closing Date to, but excluding, December 5, 2024, which, for the avoidance of doubt, will be 173 days, as calculated on the basis of a 360-day year of twelve 30-day months.
Series 2024-1 Class A-2 Quarterly Post-ARD Contingent Interest:
A per annum rate equal to the rate determined by the Servicer to be the greater of (i) 5.00% per annum and (ii) a rate equal to the amount, if any, by which (a) the sum of (x) the yield to maturity (adjusted to a quarterly bond-equivalent basis) on the Series 2024-1 Anticipated Repayment Date for such Tranche of the United States Treasury Security having a term closest to ten (10) years, plus (y) 5.00%, plus (z) (1) with respect to the Series 2024-1 Class A-2-I Notes, 1.50% and (2) with respect to the Series 2024-1 Class A-2-II Notes, 2.00%, exceeds (b) such Tranche’s Offered Notes Rate. In addition, regular interest will continue to accrue at the applicable Tranche’s Offered Notes Rate from and after such Tranche’s Series 2024-1 Anticipated Repayment Date.

Use of Proceeds:	The Master Issuer estimates that the net proceeds of the issuance of the Offered Notes, after deducting Transaction Expenses, will be approximately $787 million.

The Master Issuer intends to use a portion of the net proceeds of the issuance of the Offered Notes for the repayment in full of $589,062,500 in aggregate principal amount of the Series 2018-1 Class A-2-II Notes (together with any accrued and unpaid interest on such Series 2018-1 Class A-2-II Notes) and the payment of certain transaction-related expenses, and will deposit into the Senior Notes Interest Reserve Account an additional portion of such net proceeds.

Initial Senior Notes Interest Reserve Amount:	On the Closing Date, the Master Issuer will be required to deposit a portion of the net proceeds of this offering to fund the Senior Notes Interest Reserve Account and/or arrange for the issuance of an Interest Reserve Letter of Credit such that the aggregate amount in the Senior Notes Interest Reserve Account will equal or be greater than $25.7 million.

Additional Changes:
The Controlling Class Representative did not direct the Control Party to consent to the following Closing Date Amendments to the Base Indenture; therefore, consistent with the disclosure in “Description of the Indenture and the Guarantee and Collateral Agreement—Closing Date Amendments Not Effective Without Control Party Consent (At the Direction of the Controlling Class Representative) on the Closing Date,” such modifications will only be effective on and after the Series 2024-1 Springing Amendments Implementation Date:
•modifying the definitions of “DSCR” and “Net Cash Flow”; and
•modifying the mechanics governing the Lease Obligations Account, and the definition of “Net Franchisee Lease Payments”.
With respect to the Closing Date Amendment to the Base Indenture to modify the definition of “Equipment Distributor Working Capital Reserve Amount,” the Controlling Class Representative directed the Control Party to consent to a modified version of such amendment, which requires the $5 million increase in the dollar amount component of such definition to be funded from the Residual Amount.

Rule 144A CUSIP/ISIN Numbers:
Class A-2-I	72703P AF0 / US72703PAF09
Class A-2-II	72703P AG8 / US72703PAG81
Reg S CUSIP/ISIN Numbers:
Class A-2-I	U7260Q AF6 / USU7260QAF64
Class A-2-II	U7260Q AG4 / USU7260QAG48
Distribution:	Rule 144A and Reg S Compliant

This Pricing Supplement (this “Pricing Supplement”) is qualified in its entirety by reference to the Preliminary Offering Memorandum, dated May 31, 2024, of Planet Fitness Master Issuer LLC (the “Preliminary Offering Memorandum”). The information in this Pricing Supplement supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum. Capitalized terms used herein and not defined herein have the meanings assigned in the Preliminary Offering Memorandum.
THE OFFERED NOTES ARE SOLELY THE OBLIGATION OF THE MASTER ISSUER (GUARANTEED BY THE GUARANTORS). THE OFFERED NOTES DO NOT REPRESENT OBLIGATIONS OF THE MANAGER OR ANY OF ITS AFFILIATES (OTHER THAN THE MASTER ISSUER AND THE GUARANTORS), OFFICERS, DIRECTORS, SHAREHOLDERS, MEMBERS, PARTNERS, EMPLOYEES, REPRESENTATIVES OR AGENTS. THE OFFERED NOTES ARE NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY. THE OFFERED NOTES REPRESENT A NON-RECOURSE OBLIGATION OF THE MASTER ISSUER (GUARANTEED BY THE GUARANTORS) AND ARE PAYABLE SOLELY FROM THE ASSETS OF THE MASTER ISSUER AND THE GUARANTORS, AND PROSPECTIVE INVESTORS SHOULD MAKE AN INVESTMENT DECISION BASED UPON AN ANALYSIS OF THE SUFFICIENCY OF THE ASSETS.
THE ISSUANCE AND SALE OF THE OFFERED NOTES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY STATE SECURITIES LAWS, AND NO HOLDER OF OFFERED NOTES WILL HAVE THE RIGHT TO REQUIRE SUCH REGISTRATION. THE OFFERED NOTES MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED IN RULE 902 OF REGULATION S UNDER THE 1933 ACT) UNLESS THE OFFERED NOTES ARE REGISTERED UNDER THE 1933 ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS IS AVAILABLE. THE OFFERED NOTES ARE BEING SOLD ONLY TO (I) PERSONS WHO ARE NOT COMPETITORS OR TAX-RESTRICTED AFFILIATES AND WHO ARE “QUALIFIED INSTITUTIONAL BUYERS” UNDER RULE 144A UNDER THE 1933 ACT, (II) PERSONS WHO ARE NOT COMPETITORS OR TAX-RESTRICTED AFFILIATES AND WHO ARE NOT “U.S. PERSONS” IN OFFSHORE TRANSACTIONS IN RELIANCE ON REGULATION S UNDER THE 1933 ACT OR (III) THE MASTER ISSUER OR AN AFFILIATE OF THE MASTER ISSUER. BECAUSE THE OFFERED NOTES ARE NOT REGISTERED, THEY ARE SUBJECT TO CERTAIN RESTRICTIONS ON RESALE DESCRIBED UNDER “TRANSFER RESTRICTIONS” IN THE PRELIMINARY OFFERING MEMORANDUM.

SCHEDULE III

A.    Additional Materials provided to Investors in connection with the Preliminary Offering Memorandum:
1.    Model runs and the inputs and outputs thereto and thereof provided to prospective investors with respect to the Preliminary Offering Memorandum (the final runs, the “Investor Model Runs”), which Investor Model Runs have been subject to the procedures set forth in the Initial AUP Letter, based on the Excel files titled:
•2024-05-31 Liberty Bankers PLNT 2024-1_Annual Decline for 30 years
•2024-05-28 AIG PLNT Scenario 0) Zero Growth
•2024-05-28 AIG PLNT Scenario 1a) A2 BE thru PRIN Haircut
•2024-05-28 AIG PLNT Scenario 1b) A2 BE thru POST-ARD Haircut
•2024-05-28 AIG PLNT Scenario 2a) A2 BE thru PRIN 4.75 yrs
•2024-05-28 AIG PLNT Scenario 2b) A2 BE thru POST-ARD 4.75 yrs
•2024-05-28 AIG PLNT Scenario 3a) A2 BE thru PRIN 9.75 yrs
•2024-05-28 AIG PLNT Scenario 3b) A2 BE thru POST-ARD 9.75 yrs
•2024-05-28 AIG PLNT Scenario 4) 1.80x DSCR in Year 1
•2024-05-28 AIG PLNT Scenario 5) 1.20x DSCR in Year 1
•2024-05-28 AIG PLNT Scenario 6) 1.75x DSCR at Year 5 ARD
•2024-05-28 AIG PLNT Scenario 7) 1.75x DSCR at Year 9.75 ARD
•2024-05-28 AIG PLNT Scenario 8) 25% HC in Year 2
•2024-05-28 AIG PLNT Scenario 9) Annual Decline for 5 years
•2024-05-28 AIG PLNT Scenario 10) Annual Decline for 10 years
•2024-05-28 AIG PLNT Scenario 11) Annual Decline for 30 years
•2024-05-28 AIG PLNT Scenario 12) 1.75x DSCR in Year 1
•2024-05-28 AIG PLNT Scenario 13a) 1.5mm AUV Day 1 HC Principal
•2024-05-28 AIG PLNT Scenario 13b) 1.5mm AUV Day 1 HC Post-ARD
•2024-05-24 PacLife PLNT $800mm Scenario 1) Zero Growth (0% Annual AUV Growth)
•2024-05-24 PacLife PLNT $800mm Scenario 2a) 4% Annual AUV Growth
•2024-05-24 PacLife PLNT $800mm Scenario 2b) 2% Annual AUV Growth
•2024-05-24 PacLife PLNT $800mm Scenario 2c) 2% Annual AUV Decline
•2024-05-24 PacLife PLNT $800mm Scenario 3) A-2 BE Annual (AUV)
•2024-05-24 PacLife PLNT $600mm Scenario 1) Zero Growth (0% Annual AUV Growth)
•2024-05-24 PacLife PLNT $600mm Scenario 2a) 4% Annual AUV Growth
•2024-05-24 PacLife PLNT $600mm Scenario 2b) 2% Annual AUV Growth
•2024-05-24 PacLife PLNT $600mm Scenario 2c) 2% Annual AUV Decline
•2024-05-24 PacLife PLNT $600mm Scenario 3) A-2 BE Annual (AUV)
•2024-05-21 PLNT $800mm Scenario Zero Growth
•2024-05-21 PLNT $800mm Scenario A2 BE thru PRIN Haircut
•2024-05-21 PLNT $800mm Scenario A2 BE thru PRIN Annual
•2024-05-21 PLNT $800mm Scenario A2 BE thru POST-ARD Haircut

•2024-05-21 PLNT $800mm Scenario A2 BE thru POST-ARD Annual
•2024-05-21 PLNT $600mm Scenario Zero Growth
•2024-05-21 PLNT $600mm Scenario A2 BE thru PRIN Haircut
•2024-05-21 PLNT $600mm Scenario A2 BE thru PRIN Annual
•2024-05-21 PLNT $600mm Scenario A2 BE thru POST-ARD Haircut
•2024-05-21 PLNT $600mm Scenario A2 BE thru POST-ARD Annual

2.    Responses to questions from prospective investors.
None.
B.    Investor Presentation.

SCHEDULE IV
PLANET FITNESS INC.
OFFICER CERTIFICATE
    I, Tom Fitzgerald, in my capacity as Chief Financial Officer of Planet Fitness, Inc. and each of the other Planet Fitness Parties, pursuant to Section 7(u) of that certain Purchase Agreement, dated as of June 12, 2024 (the “Purchase Agreement”), by and among the Planet Fitness Parties (as defined therein) and Guggenheim Securities, LLC, as Representative of the several Initial Purchasers named in Schedule I of the Purchase Agreement (the “Representative”), hereby certify the following:
1.    Planet Fitness Assetco owns and has good title to the Securitized Corporate-Owned Store Assets, free and clear of all Liens other than Permitted Liens.
2.    Franchisor is the sole and exclusive owner of the Securitization IP free and clear of all Liens, encumbrances, set-offs, defenses and counterclaims of whatsoever kind or nature, other than the Permitted Liens, which such Securitization IP is used in or necessary for the conduct of its business as contemplated by the Preliminary Offering Memorandum and the Final Offering Memorandum.
3.    All of the Securitization IP (including any issuances, registrations and applications thereof) is valid, enforceable, subsisting, unexpired and have not been cancelled or abandoned in any applicable jurisdiction. There are no third parties who own or possess, or will own or possess, any right, title or interest in or to any Securitization IP.
4.    Except as previously and specifically disclosed to the Representative, (i) to my knowledge, the use of the Securitization IP and the operation of the Planet Fitness System has not infringed, misappropriated or otherwise violated and does not infringe, misappropriate or otherwise violate the Intellectual Property rights of any third party, (ii) to my knowledge, the Securitization IP has not been and is not being infringed, misappropriated or violated by any third party and (iii) there is no action, suit, proceeding or claim pending or to my knowledge, threatened, alleging the same.
5.    Except as set forth on the applicable schedule to the Base Indenture, no action, suit, proceeding or claim is pending or, to my knowledge, threatened, that seeks to limit, cancel, or challenge the validity, enforceability, or scope of any Securitization IP, or the use thereof, or any Planet Fitness Parties’ rights therein or thereto.
6.    The Planet Fitness Parties have taken commercially reasonable measures consistent with industry standards to protect the confidentiality of their material trade secrets (including all material trade secrets and confidential information included in the Securitization IP); and to the Planet Fitness Parties’ knowledge, no trade secrets and confidential information included in the Securitization IP have been disclosed or released to any third party except pursuant to commercially reasonable nondisclosure agreements protecting the secrecy thereof.
7.    There is no legal action, order, decree or other administrative proceeding instituted or (to my knowledge) overtly threatened against the Planet Fitness Parties that (i) could reasonably be expected to adversely impact the issuance of the Offered Notes or the Initial Purchasers’ activities in connection therewith or any other transactions contemplated by the Related Documents or the Pricing Disclosure Package or (ii) otherwise could reasonably be expected to have a Material Adverse Effect.
8.    The representations and warranties of the Planet Fitness Parties in Section 2 of the Purchase Agreement are true and correct on and as of the Closing Date, and the Planet Fitness Parties have complied in all material respects with all its agreements contained in the Purchase Agreement and in any other Related Document to which it is a party and satisfied all the conditions on its part to be performed or satisfied under the Purchase Agreement or any other Related Document to which it is a party at or prior to the Closing Date.
9.    Subsequent to the date as of which information is given in the Pricing Disclosure Package, there has not been any development in the business, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of any of the Planet Fitness Parties, as applicable, except as set forth or contemplated in the Pricing Disclosure Package or the Final Offering Memorandum or as described in such certificate that could reasonably be expected to result in a Material Adverse Effect.
10.    (i) None of the Planet Fitness Parties has sustained, since the Audit Date, any material loss or interference with its business or properties from fire, explosion, flood earthquake, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, other than as set forth in the Pricing Disclosure Package and the Final Offering Memorandum (exclusive of any supplement thereto), and (ii) subsequent to the dates as of which information is given in Pricing Disclosure Package and the Final Offering Memorandum (exclusive of any supplement thereto), there has not been any change in the capital stock or limited liability company interests, as applicable, or long-term debt of any of the Planet Fitness Parties or any of their respective subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity or limited liability company interests, as applicable, properties, management, business or prospects of any of the Planet Fitness Parties or any of their respective subsidiaries, individually or taken as a whole, the effect of which, in any such case described above, is so material and adverse as to make it impracticable or inadvisable to proceed with the offering, sale or delivery of the Offered Notes on the terms and in the manner contemplated in the Pricing Disclosure Package and the Final Offering Memorandum.
Capitalized terms used and not defined herein have the meanings ascribed to them in the Purchase Agreement and the Preliminary Offering Memorandum, as applicable.

EXHIBIT 1
Investor Presentation, dated May / June 2024

EXHIBIT 2-A
[On file with the Master Issuer]

EXHIBIT 2-B
[On file with the Master Issuer]

EXHIBIT 2-C
[On file with the Master Issuer]

EXHIBIT 2-D
[On file with the Master Issuer]

EXHIBIT 2-E
[On file with the Master Issuer]

EXHIBIT 2-F
[On file with the Master Issuer]

EXHIBIT 2-G
[On file with the Master Issuer]

EXHIBIT 2-H
[On file with the Master Issuer]

EXHIBIT 2-I
[On file with the Master Issuer]